As filed with SEC on __________, 2001, File No. 333-90575

                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 AMENDMENT NO. 4
                                   FORM SB-2/A



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             SEC FILE NO. 333-90575

                         Commission file number 0-26559

                                  XIN NET CORP.

             (Exact name of registrant as specified in its charter)

FLORIDA                                 7379                     33-0751560
(State of Incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)     Identification No.)

           #830, 789 W. PENDER STREET, VANCOUVER B.C., CANADA V6C IH2
               (Address of principal executive offices) (Zip Code)

 MARC HUNG, PRESIDENT, #830, 789 W.PENDER STREET, VANCOUVER B.C., CANADA V6C IH2
                                 (604) 632-9638
                         (Agent for Service of Process)

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box /__/.


                              Pages 1 of 103 pages
                        Exhibit Index Begins on Page 104


                                          Calculation of Registration Fee
Title of each            Proposed                Proposed                Proposed                 Amount of
class of                 Amount of               maximum                 maximum                  registration fee
securities to be         shares to be            offering price          aggregate
registered               registered              per share               offering price
--------------------------------------------------------------------------------------------------------------------
Common                    4,733,910               $.875                   $4,142,171 (4)           $   852.10
Stock(1)

Common Shares             5,885,000               $.875                   $5,149,375 (4)           $ 1,287.34
Underlying "A"
Warrants(2)

Common Shares             5,885,000               $.875                   $5,149,375 (4)           $ 1,287.34
Underlying "B"
Warrants(3)
=======================  ======================= ======================= =======================  ======================
Total                    16,503,910                                       $14,440,921              $ 3,610.22*
=======================  ======================= ======================= =======================  ======================

* $8,708.83 previously paid

(1) The shares of common stock registered represent the number of shares held by selling shareholders.

(2) The shares of common stock registered represent the shares underlying "A" warrants held by selling shareholders.

(3) The shares of common stock registered represent the shares underlying "B" warrants which may be purchased by selling shareholders if the "A" warrants are exercised.

(4) Based on the average of the bid and ask price on the OTC Bulletin Board for the company's common stock for the trading day preceding amended filing computed pursuant to Rule 457.

                              CROSS REFERENCE SHEET

         Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) the following cross-reference sheet shows the location in the prospectus of the information required to be included in response to Items of Form SB-2.

                                     PART I
                  ITEM                                        LOCATION

Item 1            Forepart of Registration                    Forepart of Registration
                  Statement and Outside Front Cover           Statement and Outside Front
                  Page of Prospectus                          Cover Page of Prospectus

Item 2            Inside Front and Outside Back               Inside Front and Outside Back
                  Cover Pages of Prospectus                   Cover Pages of Prospectus

Item 3            Summary Information, Risk Factors           Summary, Risk Factors
                  and Ratio of Earnings to Fixed
                  Charges

Item 4            Use of Proceeds                             Use of Proceeds

Item 5            Determination of Offering Price             Determination of Offering Price

Item 6            Dilution                                    Not Applicable

Item 7            Selling Security Holders                    Selling Security Holders

Item 8            Plan of Distribution                        Plan of Distribution

Item 9            Legal Proceedings                           Legal Matters

                                       3

Item 10           Directors, Executive Officers,              Directors, Executive Officers,
                  Promoters and Control Persons               Promoters and Control Persons

Item 11           Security Ownership of Certain               Security Ownership of Certain
                  Beneficial Ownership and                    Beneficial Ownership and
                  Management                                  Management

Item 12           Description of Securities                   Description of Securities

Item 13           Interest of Named Experts and               Experts
                  Counsel

Item 14           Disclosure of Commission Position           Management - Indemnification of
                  on Indemnification For Securities           Officers and Directors
                  Act Liabilities

Item 15           Organization within Last Five               Business History
                  Years

Item 16           Description of Business                     Business History

Item 17           Management Discussion and                   Management Discussion and
                  Analysis of Operations                      Analysis of Operations

Item 18           Description of Property                     Business History

Item 19           Certain Relationships and Related           Relationships and
                  Party Transactions                          Related Party Transactions

Item 20           Market for Common Equity and                Price Range of Our Common Stock
                  Related Stockholder Matters                 & Stockholder Matters

Item 21           Executive Compensation                      Executive Compensation

Item 22           Financial Statements                        Financial Statements

Item 23           Changes In and Disagreements                Changes In and Disagreements
                  With Accountants                            With Accountants

                                       4

                                     PART II

Item 24           Indemnification of Officers and             Indemnification
                  Directors

Item 25           Other Expenses of Issuance and              Other Expenses of Offering
                  Distribution                                Registration and Distribution

Item 26           Recent Sales of Unregistered                Recent Sales of Unregistered
                  Securities                                  Securities

Item 27           Exhibits, Financial Statements              Exhibits, Financial Statements
                  and Schedules                               and Schedules

Item 28           Undertakings                                Undertakings

Item 29           Financial Statements and Schedules          Financial Statements and Schedules


                                        5

                                  XIN NET CORP.

                        16,503,910 shares of common stock

     XIN NET CORP. is engaged in an internet related joint venture business in the People's Republic of China ("PRC").

     We are registering 16,503,910 shares of common stock, any and all of which may be sold by our selling shareholders.

     WE URGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 13 ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our offering is not being underwritten. Our shareholders are offering shares of common stock owned by them to purchasers directly, or through agents, brokers or dealers at market or negotiated prices. (See "Plan of Distribution"). Our selling shareholders' shares registered under this prospectus may be sold over an extended period of time, on a delayed or continuous basis.


     Our common stock is currently trading on the OTC Bulletin Board under the symbol of "XNET." The last reported sale price of common stock on January 3, 2001 on the OTCBB was $.875 closing.

                                TABLE OF CONTENTS

                                                                        Page

Prospectus Summary                                                          8
Summary of Financial Information                                            11
Risk Factors                                                                13
Risks Relating to the PRC and Internet Industry                             13
Political, Economic and Regulatory Risks in the PRC                         15
Other Risks                                                                 22
Business                                                                    26
Price Range of our common stock & stockholder matters                       46
Management's Discussion and Analysis of Financial
         Condition and Results of Operations                                47
Capitalization                                                              52
Management                                                                  55
Security Ownership of Principal Owners and Management                       61
Relationships and Related Transactions                                      64
Changes In and Disagreements with Accountants                               65
Description of Securities                                                   66
Transfer Agent and Registrar                                                67
Limitations on Directors Liability                                          67
Plan of Distribution                                                        67
Selling Stockholders                                                        68
Determination of Offering Price                                             76
Experts                                                                     77
Where You Can Find More Information                                         77
Index to Financial Statements                                               F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."



                                  XIN NET CORP.


     On September 6, 1996, we were incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc. We conducted a small public offering of 200,000 shares @ $.25 per share to achieve $50,000 in capital. In December 1996 a Rule 15c2-11 filing resulted in trading approval on the OTCBB.

     Our initial primary service consisted of developing web home pages for small businesses in USA. Minimal revenues were generated in 1996.

     On April 2, 1997, we acquired 100% interest of Infornet Investment Limited, a Hong Kong corporation ("Infornet"). Through this subsidiary in 1997, we entered into a Joint Venture Agreement (the "Joint Venture") with Xin Hai Technology Development Ltd. ("Xin Hai"). Xin Hai is an experienced internet service provider (ISP) which owns and operates internet licenses in the cities of Beijing, Shenyang, and Shanghai, China.

     On June 11, 1997, we purchased 100% interest of Infornet Investment Corp., a British Columbia corporation. Our subsidiary, Infornet Investment Corp., manages the daily operations for our company.

     On July 24, 1998, we changed our company name from Placer Technologies, Inc. to Xin Net Corp. in order to reflect our core business.

     We believe the Chinese and Asian markets, and Chinese language users globally, represent one of the largest and fastest growing user groups on the web today. As the internet gains broader acceptance as a new business medium in the People's Republic of China ("PRC") and Asia, we believe internet service provider usage, online advertising and e-commerce will also experience significant growth. To capitalize on this opportunity, our business strategy is to continue to improve and expand our existing business under the joint venture, either independently or through strategic alliances, partnerships or acquisitions, and to continue to expand our business locations to other cities in the PRC.

     However, business opportunities in Chinese internet markets and our ability to implement our business strategy are, and will in the future, be limited by:

         o The laws and regulations in the PRC under which we conduct our businesses that impose liability for content retrieved from any websites we may maintain or require that we obtain specific licenses, approvals or consents;

         o The failure to realize expected growth in internet usage and low internet penetration rates in the PRC that may compromise our future operating results;

         o The lack of a sophisticated internet infrastructure and limited internet access in some markets necessary to deliver our internet and services, which may compromise our capacity for growth;

         o The intense competition from existing and potential competitors with longer operating histories, greater name recognition, larger customer bases and greater resources that reduce our user traffic; and

         o The economic developments in the PRC that result in reduced spending for advertising and web solutions services or that effect our ability to collect payments on our accounts receivable.

     Although we intend to explore all potential markets for our internet services, we generated revenue exclusively from the PRC during the 1998 and 1999 years, and through date hereof in 2000.

     We are still in the early stages of operations, and we may not fulfill our stated goals until much later in the future, if at all. We have had a limited operating history since our organization in 1996 and have experienced significant losses since inception. We are dependent on private placements with investors for our capital resources and funding. (See "Risk Factors.")


                              SELLING SHAREHOLDERS


     Our selling shareholders are offering up to 16,503,910 common shares for sale, which they previously purchased, or were granted, or will receive if they exercise "A" warrants which they hold, or if they then exercise "B" warrants. (See "Selling Shareholders" and "Plan of Distribution.")



                                  THE OFFERING


     Our selling shareholders propose to offer 16,503,910 shares of our common stock at the market prices, continuously, upon effectiveness of the Registration Statement. (See "Plan of Distribution" for information concerning the offering.)


                    NET PROCEEDS TO THE SELLING SHAREHOLDERS

Offering @ market price                 $ (To be inserted in final amendment)


Common stock offered
by our selling shareholders                16,503,910 shares
(including shares underlying warrants)



Common stock outstanding now               21,360,010 shares


Common stock outstanding if our
shareholders exercise all of "A" warrants  27,245,000 shares

Common stock outstanding if all of
"B" warrants are exercised by our          33,130,000 shares
shareholders

Use of Proceeds                            We will not receive any proceeds
                                           from the sale of shares of common
                                           stock by our selling stockholders.
                                           We will, however, receive the
                                           proceeds of warrant exercise for
                                           "A" warrants at $2.00 per share and
                                           "B" warrants at $5.00 per share.
                                           Proceeds will be used for expansion
                                           and working capital.  See "Use of
                                           Proceeds".

OTC Bulletin Board Symbol                  XNET

                          SUMMARY FINANCIAL INFORMATION


     The summary financial information presented below as of December 31, 1999 and 1998 was derived from our audited financial statements appearing elsewhere in this prospectus. The financial information for the nine months ended September 30, 2000, was derived from our unaudited financial statements. In the opinion of management the financial information for the nine months ended September 30, 2000, contain all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for that period. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in our prospectus.


     Financial information for the year ended December 31, 1999 is compared to the year ended December 31, 1998.
                                             1998                 1999
                                             ----                 ----
Total Currents Assets                       376,179            5,851,647
Other                                       228,396              423,543
                                            -------            ----------

Total Assets                                604,575            6,275,190
Total Current Liabilities                    73,816              339,700
Total Shareholder's Equity                  530,759            5,809,221
Total Revenues and Fees                     494,676              982,108
Total Cost of Revenues and Fees              96,710              238,429
General and Administrative Expenses         454,330            2,007,719
(Loss) Income From Operations               (56,364)          (1,257,040)
Total Other Income (Expenses)                 4,845              173,013

Net Income (Loss)                           (51,519)          (1,084,027)
Basic and Diluted Earnings Per
 Common Shares                              ($0.004)              ($0.06)
                                         ==========         ============
Weighted Average Number of Common
Shares Outstanding                       14,075,000           18,647,411
                                         ==========         ============

     The following unaudited supplementary data presents comparative summary financial information for the nine months ended September 30, 2000, and 1999 (unaudited):

                                        First  Nine  Months  First  Nine  Months
                                             1999                 2000
                                          --------------     ----------------

Total Revenues                               $556,719            $ 2,361,964
General & Administrative Expenses            $795,504            $ 4,347,043
Income (loss) From  Operations               (333,688)           $(2,422,491)
                                          --------------     ----------------
Net Profit (Loss)                            (230,973)            (2,311,531)
                                          ==============     ================
Basic and Diluted Earnings Per Common Share  $  (0.01)           $     (0.11)
                                          ==============     ================
Basic Weighted Average Number of Common
 Shares Outstanding                        17,733,278            21,360,000
                                          ==============     ================


     The following unaudited supplementary data presents net income per share for the fiscal year ended December 31, 1999 and the nine months ended September 30, 2000 (unaudited).

                                                        PERIOD
                                            1999                       2000
                                                                   (nine months)
                                         --------------------  -----------------
Net income                                 $(1,084,027)         $(2,311,531)

Basic and diluted Weighted
average common shares outstanding           18,647,411           21,360,000

Basic and diluted Income per common share       $(0.06)              $(0.11)
                                         ====================  =================

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES OF OUR COMMON STOCK.

RISKS RELATING TO THE PRC AND INTERNET INDUSTRY

OUR INDUSTRY IS INTENSELY COMPETITIVE

         The PRC and Asian internet market is characterized by an increasing number of entrants because the start-up costs are low. In addition, the internet industry is relatively new and subject to continuing definition and as a result, our competitors may better position themselves to compete in this market as it matures. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the internet market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do.

     We will continue to encounter competition from other ISPs and internet companies. Our competitors may develop services that provide significant performance, price, creative, or other advantages, superior to those we offer our users. This could place our Company at a significant competitive disadvantage and cause us to lose market share, customers, and fail to ever be profitable. We may not be able to compete successfully.


OUR  COMPETITION  WITH RESPECT TO USER  TRAFFIC,  EASE OF USE AND  FUNCTIONALITY
INCLUDE:

- Chinese language based Web search and retrieval companies such as Yahoo! China.com, Sina.com., Netease, Soho, Shanghai Online, ChinaByte and Netvigator (which is owned by Hongkong Telecom);

- English language based Web search and retrieval companies such as Infoseek, Lycos, Yahoo! and Microsoft Network, (MSN); and

- Retrieval services and products offered by Altavista, HotWired Ventures, and Inktomi's HotBot and OpenText.

     In the future, the Company and joint venture will encounter competition from other ISPs and internet companies. Competitors may develop services that are equal or superior to those offered by us to users and may achieve greater market acceptance than the joint venture's offerings in the area of performance, ease of use and functionality.

THE PRC INTERNET INDUSTRY IS A DEVELOPING MARKET AND HAS NOT BEEN PROVEN AS AN EFFECTIVE COMMERCIAL MEDIUM


     The market for internet services in the PRC has only recently begun to develop. Since the internet is an unproven medium for advertising and other commercial services, our future operating results from online advertising and connection services will depend substantially upon the increased use of the internet for information, publication, distribution and commerce and the emergence of the internet as an effective advertising medium in the PRC. Many potential customers will have limited experience with the internet as an advertising medium or sales and distribution channel, will not have devoted a significant portion of their advertising expenditures or other available funds to web-related business or web site development and may not find the internet to be effective for promoting their products and services relative to traditional print and broadcast media. "E-commerce" is yet an unproven concept on the internet in PRC.

E-COMMERCE IS LIMITED IN PRC DUE TO SYSTEMIC FACTORS


     Critical issues concerning the commercial use of the internet in the PRC and Asia such as security, reliability, cost, ease of deployment, administration and quality of service may affect the adoption of the internet to solve business needs. For example, the cost of access may prevent many potential users in Asia from using the Internet. Moreover, the use of credit cards in sales transactions is not a common practice in parts of Asia. Until the use of credit cards, or another alternative viable means of electronic payment becomes more prevalent, the development of e-commerce on our internet will be seriously impeded. In addition, even when credit cards or another means of electronic payment becomes prevalent throughout Asia, consumers will have to be confident that adequate security measures protect electronic sale transactions conducted over the internet and prevent fraud.


ADVERTISING TARGETING THE PRC MARKET MAY NOT INCREASE UNLESS A SIGNIFICANT AMOUNT OF LOCAL LANGUAGE CONTENT IS DEVELOPED ON THE INTERNET WHICH MAY AFFECT OUR GROWTH AND USER BASE ADVERSELY

     Currently, there are a limited number of web sites on the internet that provide content for Chinese browsers. We can provide no assurances that content provided through the internet will increase for Chinese and become an attractive source of information for the PRC market that will generate use of our network.

OUR EXPANSION INTO THE CHINESE INTERNET MARKET DEPENDS ON THE ESTABLISHMENT AND MAINTENANCE OF AN ADEQUATE TELECOMMUNICATIONS INFRASTRUCTURE IN THE PRC BY THE CHINESE GOVERNMENT AND IF INADEQUATE, IT COULD LIMIT OUR SERVICES TO CUSTOMERS AND IMPAIR OUR REVENUES


     Unlike Taiwan and Hong Kong, where the telecommunications infrastructure is comparable to U.S. standards and where private companies compete as ISPs, the telecommunications infrastructure in the PRC is not well developed. In addition, access to the internet is accomplished primarily by means of the government's backbone of separate national interconnecting networks that connect with the international gateway to the internet, which is owned and operated by the Chinese government and is the only channel through which the domestic Chinese internet network can connect to the international internet network. Although private sector ISPs exist in the PRC, almost all access to the internet is accomplished through ChinaNet, the PRC's primary commercial network, which is owned and operated by the Chinese government. We rely on this backbone and China Telecom to provide data communications capacity primarily through local telecommunications lines. As a result, we will continue to depend on the Chinese government to establish and maintain a reliable internet infrastructure to reach a broader base of internet users in the PRC. We will have no means of getting access to alternative networks and services, on a timely basis or at all, in the event of any disruption or failure. There can be no assurance that the internet infrastructure in the PRC will support the demands associated with continued growth and, if the necessary infrastructure standards or protocols or complementary products, services or facilities are not maintained or developed by the Chinese government, our business could be materially and adversely affected.


OUR COMPUTER SYSTEM IS VULNERABLE TO HACKING, VIRUSES AND OTHER DISRUPTIONS WHICH COULD IMPAIR OUR OPERATIONS


     Inappropriate use of our internet services could jeopardize the security of confidential information stored in our computer system, which may cause losses to us. Inappropriate use of the internet includes attempting to gain unauthorized access to information or systems-commonly known as "cracking" or "hacking." Although we have implemented security measures to protect our facilities, these measures could be circumvented. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in our services. We do not carry "errors and omissions" or other insurance covering losses or liabilities caused by computer viruses or security breaches.

              POLITICAL, ECONOMIC AND REGULATORY RISKS IN THE PRC
              ---------------------------------------------------

THERE ARE ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN THE PRC WHICH COULD AFFECT OUR OPERATIONS


     The Chinese economy has experienced significant growth in the past decade, but this growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that this growth will not continue to decrease or that the slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability as expenditures for internet-related services may decrease due to the results of slowing domestic demand and deflation.

     An example of this economic risk is that on October 7, 1999, the Guangdong International Trust and Investment Corporation, an investment holding company of Guangzhou Province, was declared insolvent and shut down by the PRC government. Subsequently, many other similarly situated PRC provincial investment holding companies have defaulted on their loans and experienced financial difficulties. As a result, our clients and suppliers may have limited access to credit which may adversely affect our business. In addition, the international financial markets in which the securities of the PRC government, agencies and private entities are traded also have experienced significant price fluctuations upon speculation that the PRC government may devalue the Renminbi which could increase our costs relative to our PRC revenues.


REGULATION OF THE INFORMATION INDUSTRY IN THE PRC MAY ADVERSELY AFFECT OUR BUSINESS

     The PRC enacted regulations governing internet access and the distribution of news and other information. The Propaganda Department of the Communist Party was given the responsibility to censor news published in the PRC to ensure, supervise and control political correctness. The Ministry of Information Industry has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Because many Chinese laws, regulations and legal requirements with regard to the internet are relatively new and untested, their interpretation and enforcement of what is deemed to be socially destabilizing by Chinese authorities may involve significant uncertainty. In addition, the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result in many cases it is difficult to determine the type of content that may result in liability. We cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement, or the preemption of local regulations by national laws.

     Periodically the Ministry of Public Security has stopped the distribution of information over the internet which it believes to be socially destabilizing. The Ministry of Public Security, has the authority to cause any local ISP to block any website maintained outside of the PRC at its sole discretion. Web sites that are blocked in the PRC include many major news-related web sites such as www.cnn.com, www.latimes.com, www.nytimes.com and www.appledaily.com. The Chinese government has also expressed its intention to closely control possible new areas of business presented by the Internet, such as internet telephony. If the Chinese government were to take any action to limit or eliminate the distribution of information through our website or to limit or regulate any current or future applications available to users on our website, this action could have a material adverse effect on our business, financial condition and results of operations.

     The Chinese government also regulates access to the internet by imposing strict licensing requirements and requiring ISPs in the PRC to use the international inbound and outbound internet backbones. Our business is MOFTEC (Ministry of Foreign Trade and Economic Cooperation) approved and holds a license to operate in the PRC. We cannot provide assurance that we will be able to obtain any necessary additional licenses required in the future or that future changes in Chinese government policies affecting the provision of information services, including the provision of online services and internet access, will not impose additional regulatory requirements on us or our service providers, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

RESTRICTIONS ON CURRENCY EXCHANGE COULD LIMIT OUR ABILITY TO REPATRIATE OUR REVENUES FROM CHINA AND PAY FOR TECHNOLOGY AND EQUIPMENT

     Although Chinese governmental policies were introduced in 1996 to allow greater convertibility of the Renminbi, significant restrictions still remain. We can provide no assurance that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of the Renminbi to western currencies. The government could refuse to allow the exchange, or could restrict the amount or volume of exchange. Because the majority of our future revenues may be in the form of Renminbi, any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside the PRC, if we ever have any. This restriction, if it occurs, may affect our ability to pay non-chinese suppliers of technology and equipment in U.S. dollars or other acceptable currency.

A GENERAL ECONOMIC DOWNTURN IN PRC COULD ADVERSELY AFFECT OUR BUSINESS

     In the last few years the general health of the economy, in PRC where we have conducted all of our operations to date, has been relatively strong and growing, a consequence of which has been increasing capital spending by individuals and growing companies to keep pace with rapid technological advances. To the extent the general economic health of PRC declines from recent levels, or to the extent individuals or companies fear a decline is imminent, these individuals and companies may reduce expenditures such as those for our services. Any decline or concern about an imminent decline could delay decisions among certain of our customers to roll out our services or could delay decisions by our prospective customers to make initial evaluations of our services. Any delays would have a material and adverse effect on our business, prospects, operating results and financial condition.

WE DEPEND ON LOCAL TELECOM COMPANIES IN THE PRC FOR COLLOCATION AND TRANSMISSION FACILITIES WHICH, IF NON-FUNCTIONAL OR INEFFICIENT, COULD AFFECT OUR BUSINESS BY LIMITING SERVICE TO CUSTOMERS


     We must use copper telephone lines controlled by the local telecom entities in the PRC to provide internet connections to customers. We also depend on the local telecom companies for rental of space to place server equipment (collocation) and for a substantial portion of the transmission facilities (wire, switches, etc.) we use to connect our equipment to our servers and users. Interruption or impairment of service in an area could significantly affect our customers and revenues in that area.

     Our ability to provide internet connections services to potential customers depends on the quality, physical condition, availability and maintenance of telephone lines within the control of the local telecom companies in the PRC. We believe that the current condition of telephone lines in many cases will be inadequate to permit us to fully implement our network services. In addition, the telecom companies may not maintain the telephone lines in a condition that will allow us to implement our network effectively. The telephone lines may not be of sufficient quality or the telecom companies may claim they are not of sufficient quality to allow us to fully implement or operate our network services. Further, some customers use technologies other than copper lines to provide telephone services, and connections might not be available to these customers.


WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE FUTURE LOSSES

     We formed our company in September 1996, and we have a short operating history for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. Our recent revenue growth is primarily a result of our entry into our Chinese internet venture, and this growth may not be indicative of our future operating results. We have incurred net losses since our corporate organization in 1996 and as a result of our joint venture we have incurred net losses. We anticipate that we will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives. It is possible that our operating losses may increase in the future and we may never achieve or sustain profitability. (See "Management Discussion and Analysis").

OUR FUTURE REVENUE IS UNCERTAIN

     Although we expect to generate revenue from service subscription, domain name registration, e-commerce and advertising in the future, this revenue may not be substantial. Our business plan is dependent on the anticipated expansion of ISP subscribers, domain name registration and e-commerce, web hosting and services in the PRC and the growth of our revenues is dependent on increased revenues generated by subscribers and services. We anticipate that a substantial portion of our future revenues will be derived from e-commerce, hosting, and other services if online advertising becomes more broadly accepted in the PRC.

     The loss of our subscribers to competition or a reduction in traffic on these hosted web sites or on our ISP network may cause advertisers or web hosts to withdraw from our business, which, in turn, could reduce our future revenues.

IF ADVERTISING IS BLOCKED, IT MAY AFFECT OUR REVENUES

     The development of web software that blocks internet advertisements before they appear on a user's screen may hinder the growth of online advertising. The expansion of ad blocking an the internet may decrease our revenues because when an ad is blocked, it is not downloaded from our ad server, which means that these advertisements are not tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on the internet and on our advertising network because of the use of internet advertisement blocking software. The use of web software that blocks internet advertisements may materially and adversely affect our business.

WE RELY ON SOFTWARE AND HARDWARE SYSTEMS THAT ARE SUSCEPTIBLE TO FAILURE

     Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to advertisers and consumers. In addition, as the amount of web pages and traffic increases, there can be no assurance that we will be able to scale our systems proportionately. We are also dependent upon web browsers, other ISPs, and other web site operators in the PRC and elsewhere, which have experienced significant system failures and electrical outages in the past and our users have experienced difficulties due to system failures unrelated to our systems and services.


OUR OPERATING RESULTS IN FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS

     Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include every conceivable aspect of our business, some of which are discussed in other risk factors, from low revenues to extremely high operating costs.

     Because of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.


WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS, WHICH WE MAY NOT BE ABLE TO OBTAIN

     The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures necessary for us to provide service in our targeted markets. Our current capital resources have been expended and we need additional capital to continue expansion.

         We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty may adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our network services or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY EXPAND OUR SERVICES AND PROVIDE A SUBSTANTIAL NUMBER OF USERS, WHICH MAY RENDER US UNABLE TO EVER BE PROFITABLE

         Due to the limited access to our internet services, we cannot guarantee that our business will be able to attract a substantial number of end users at high volume. Access is limited a) by the relatively low number of computers in the population, b) cost of computers, and c) local access problems such as location of telephone connections. Accordingly, we may always be unprofitable.


PRIVACY CONCERNS MAY PREVENT US FROM SELLING DEMOGRAPHICALLY TARGETED SERVICES IN THE FUTURE WHICH WILL IMPACT OUR REVENUES ADVERSELY

         To the extent we collect data derived from user activity on our network and from other sources, we cannot be certain that any trade secret, copyright or other protection will be available for this data or that others will not claim rights to this data.

         Ad serving technology enables the use of "cookies," in addition to other mechanisms to deliver targeted advertising, to help compile demographic information, and to limit the frequency with which an advertisement is shown to the user. Cookies are bits of information keyed to a specific server, file pathway or directory locations that are stored on a user's hard drive and passed to a web site's server through the user's browser software. Cookies are placed on the user's hard drive without the user's knowledge or consent, but can be removed by the user at any time. Due to privacy concerns, some internet commentators, advocates and governmental bodies have suggested that the use of cookies be limited or eliminated. Any limitation on our ability to use cookies could impair our future targeting capabilities and adversely affect our business, by limiting our ability to use and sell customer data for advertising.

OUR FAILURE TO ACHIEVE YEAR 2000 COMPLIANCE FOR OUR COMPUTER SYSTEMS MAY ADVERSELY AFFECT OUR BUSINESS

         Currently, many computer systems and hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to function properly after December 31, 1999. We have conducted assessments of our year 2000 readiness and have upgraded or replaced the system hardware and software that we have identified as non-compliant for year 2000 purposes. We have contacted our third-party vendors, licensors and providers of software, hardware, content and services regarding their year 2000 readiness. Following our testing and after contacting our vendors and licensors, we have made a complete evaluation of our year 2000 readiness, and determined and completed all known changes necessary to be year 2000 compliant, and have developed contingency plans in the event of problems. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Year 2000 Compliance" for detailed information concerning our state of readiness, potential risks, and contingency plans regarding the year 2000 issue. If, however a year 2000 software problem exists undetected and unremedied, it could adversely affect our systems for up to two weeks.

WE MAY BE INVOLVED IN FUTURE LITIGATION WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS

         We currently license technology from third parties. As we continue to introduce new services that require new technology, we anticipate that we may need to license additional third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology, we may inadvertently breach the technology rights of others and face liabilities for the breach. Our inability to obtain any of these technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new services and could materially and adversely affect our business and financial condition. Either the lack of availability or disputes about licenses could adversely impact our business by limiting our services to customers.


WE MAY BE HELD LIABLE FOR INFORMATION RETRIEVED FROM OUR NETWORK, WHICH THE PRC COULD USE AS GROUNDS TO LIMIT OPERATIONS OR PENALIZE US

         Because our services can be used to download and distribute information to others, there is a risk that claims may be made against us for defamation, negligence, copyright or trademark infringement or other claims based on the nature and content of this material, such as violation of censorship laws in the PRC. Although we carry general liability insurance, our insurance may not cover potential claims of this type, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by our insurance or is in excess of our insurance coverage could have a material adverse effect on our business, results of operations and financial condition.


                              OTHER BUSINESS RISKS
                           --------------------------

OUR SUCCESS DEPENDS ON OUR RETENTION OF KEY PERSONNEL AND ON THE PERFORMANCE OF THOSE PERSONNEL, AND IF WE DON'T KEEP PERSONNEL, IT COULD BE DETRIMENTAL, TO OUR OPERATIONS


     Our success depends on the performance of our officers and key employees. They are Marc Hung, Angela Du, Xin Wei and Kun Wei. Members of our management team have worked together for only a short period of time. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. Please see "Management."

WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, INSTALLATION AND PROVISION OF FIELD SERVICE AND NON-PERFORMANCE OR DELAYS COULD ADVERSELY EFFECT OPERATIONS AND REVENUES.


     We currently plan to purchase all of our equipment from vendors and outsource part of the installation and field service of our networks to third parties. Our reliance on third party vendors involves number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, delivery and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or suppliers reduces or interrupts its service to us, this reduction or interruption could disrupt our business. Although multiple manufacturers currently produce or are developing equipment that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order, or the available supply may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, or if we encounter delays in supply, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and technology we license, and our services to customers.

A NATURAL  DISASTER  COULD  CAUSE  DELAYS OR  INTERRUPTIONS  OF  SERVICE  TO OUR
CUSTOMERS

     Our operations depend on our ability to avoid damages from fires, earthquakes, floods and power losses resulting from natural disasters. A natural disaster or other unanticipated problem at our owned or leased facilities could interrupt our services. Additionally, if a local carrier, competitive carrier or other service provider fails to provide the communications capacity we require, as a result of a natural disaster, then this failure could interrupt our services and affect our revenues adversely.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE WHICH COULD CAUSE INVESTMENT LOSSES TO PURCHASERS OF OUR STOCK.


     The trading price of our common stock has been and is likely to continue to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

o       our historical and anticipated quarterly and annual operating results;
o announcements of new products or services by us or our competitors or new competing technologies;
o       investor perceptions of us and investments relating to the PRC and Asia;
o       developments in the internet industry;
o       technological innovations;

o changes in pricing made by us, our competitors or providers of alternative services;
o       the addition or loss of business customers;
o variations between our actual results and analyst and investor expectations;
o conditions or trends in the telecommunications industry, including regulatory developments;
o announcements by us of significant acquisitions, strategic partnerships, joint venture or capital commitments;
o       additions or departures of key personnel;
o       general market and economic conditions.

     In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT BE ACCURATE

     Included in this prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may,"
"will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

o         our goals and strategies;
o         the importance and expected growth of internet technology;
o the pace of change in internet marketplace; the demand for internet services; and
o         revenues.

     These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments in the PRC and Asia, changes in technology and changes in the internet marketplace. In light of the many risks and uncertainties surrounding, the PRC, Asia and the internet marketplace, prospective purchasers of the shares offered should keep in mind that we cannot guarantee that the forward-looking statements described this prospectus will transpire.

THERE ARE SPECIAL RISKS INVOLVED WITH INVESTING IN STOCKS OF NON U.S. REVENUE COMPANIES

     You should carefully consider the special risk that our revenues are solely from the PRC, together with all of the other information included in this prospectus before you decide to purchase our common shares.

     There are major risks associated with investing in our common shares not typical with investments in common stock of U.S. revenue companies, because all of our operations and revenues are from the PRC, and are subject to all of the economic, political, business and regulatory risks previously discussed for the PRC operations.

SHARE PURCHASERS COULD SUFFER DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE

     We may issue additional shares to finance our future capital and operations requirements and for acquisitions of other companies to consolidate into our operations. Any issuance will reduce the present percent of ownership of previous investors (see "Risk Factor Control") and may result in additional dilution to investors purchasing shares from this offering.

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF COMMON STOCK



     We have currently outstanding 21,360,010 shares of common stock, including those being offered for resale in this registration. The 4,733,920 shares of common stock offered by the selling shareholders, and the shares underlying warrants held by selling shareholders (up to 11,769,990 shares) if all warrants are exercised, will be freely tradable without restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock.



ENFORCEABILITY OF CIVIL LIABILITIES AGAINST OUR COMPANY

     All of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of our or these persons' assets are located outside the United States. As a result, it may be difficult for you, within the United States, to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

                                  XIN NET CORP.

PREVIOUS HISTORY

     On September 6, 1996, we were incorporated under the laws of the State of Florida under the name of Placer Technologies, Inc. We conducted a small public offering of 200,000 shares @ $.25 per share to achieve $50,000 in capital. In December 1996 a Rule 15c2-11 filing resulted in trading approval on the OTCBB.

     Our initial primary service consisted of developing web home pages for small businesses in USA. Minimal revenues were generated by us in 1996.

     On April 2, 1997, we acquired 100% interest of Infornet Investment Limited ("Infornet"), a Hong Kong corporation. In August 1997 our subsidiary, Infornet, entered into a joint venture agreement with Xin Hai Technology Development Ltd., (Xin Hai), an experienced internet service provider (ISP) which owns and operates internet licenses in the cities of Beijing, Shenyang and Shanghai, China.

     On June 11, 1997, we purchased 100% interest of Infornet Investment Corp., a British Columbia corporation. Infornet Investment Corp. is our subsidiary which manages daily operations for us in the PRC.

     On July 24, 1998, we changed our name from Placer Technologies, Inc. to Xin Net Corp. in order to reflect the core business more accurately.

                                    BUSINESS

CORPORATE OVERVIEW

     Our structure showing our subsidiaries is as follows, with the jurisdiction of incorporation of each subsidiary included in parentheses:

                                  Xin Net Corp.
                                 (Florida, USA)

Infornet Investment Corp.                         Infornet Investment Ltd.
(100% Owned)                                      (100% Owned)
(BC. Canada)                                      (Hong Kong)

                                                  Placer Technologies Corp.
                                                  joint venture
                                                  (Beijing, China)
                                                  (with Xin Hai Technology Ltd.)


We have also incorporated Xinbiz Corp. (British Virgin Islands) on January 14, 2000 and its subsidiary Xinbiz Ltd. (Hong Kong) on March 10, 2000, but these corporations only became operational recently. Both of these companies are our wholly owned subsidiaries.

OUR COMPANY

     Our primary focus is to be an internet service company in the PRC, through our joint venture with Xin Hai Technology Development Ltd. ("Xin Hai"). The joint venture company which we formed with Xin Hai is called Placer Technologies Corp. (Placer). In the PRC we do not have any operations other than our joint venture participation with Xin Hai.

     We currently maintain an office at: #830 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2 (telephone number is 1-604-632-9638). We also have offices as part of the joint venture in Beijing at Suite 210, Building B, No - 11 Wu Gen Lin Road, West District, Beijing, China, in Shenyang at # 44 North HuangHe St., HuangGu, Shenyang, Liaoning, China, Postal Code 110034 and in Shanghai at 17A Hua ye Building No. 69 Yixueyuan Rd, Xujiahui District, Shanghai, China, Postal Code 200032.

     The core business is to act as a co-venturer to supply internet services in the PRC by covering the major cities through the Placer joint venture with an operating partner Xin Hai. Businesses include ISP, home-page portal, internet advertising, domain name registration, e-commerce and other value-added services.

     Through our wholly owned subsidiary, Infornet Investment Ltd. (Hong Kong) we formed a joint venture with Xin Hai Technology Development Ltd. (Xin Hai) for upgrading telecommunication technology and services in the PRC under the name Placer Technologies Corp. This has evolved into an internet focused service provider and e-commerce business. Xin Hai started its internet service in Beijing in April 1997. Our sole business is through the joint venture with Xin Hai and Xin Hai has no other business except the joint venture.

     ISP licenses in the PRC are tightly controlled by the Ministry of Information Industry and provide a substantial barrier to entry. Foreign ownership is not allowed in Chinese ISP operators. Our Placer joint venture with Xin Hai implements and develops software and computer network systems and provides capital for the ISP business owned and operated by Xin Hai. Through our subsidiary Infornet, the Xin Hai agreement provides our Company with 100% profit participation in the Placer joint venture until we recoup our investment, at which time the profit share reverts to 20% to Xin Hai and 80% to us (through Infornet). In other words, a) before we have recouped our capital investment, 100% of the profits go to us, none to Xin Hai; and b) after we have recouped our invested capital, we will receive 80% of profits and 20% will go to Xin Hai. A different allocation of profits was originally agreed upon, but our Company and Xin Hai subsequently amended the profit allocation. No profits were allocated either to Infornet or Xin Hai prior to the amendment.

     Our joint venture partner Xin Hai, is currently a supplier of internet services in the PRC in the major cities of Beijing, Chengdu, Guangzhou, Shanghai and Shenyang. Xin Hai management is currently planning to open offices in some other cities in the PRC, for which licenses are already in hand.

     Revenues: Xin Hai will contribute all revenues from its business to our Placer joint venture. Placer exclusively owns the revenues collected from all the services and activities of Xin Hai in its ISP operations in the PRC. Xin Hai receives no revenues from business other than through the Placer joint venture with our subsidiary, Infornet.

     Paying customers: Our business presently comprises three (3) aspects: internet access and content services, domain name registration and online auction & e-commerce. During the month of August 2000, total customers reached 300,000. Of these, approximately 55% were paying customers, with the others taking advantage of the various free trial periods or services offered to them.

     Placer Technologies Corp., our joint venture with Xin Hai Technology Development Ltd., has obtained the approval of MOFTEC, China's Ministry of Foreign Trade and Economic Cooperation, and has a business license in the PRC.

OUR JOINT VENTURE AGREEMENT FOR ISP BUSINESS

     Our operations in Placer Technologies Corp., the "joint venture company," are defined in the "Operating Agreement of the Cooperative Joint Venture Contract". Xin Hai Technology Development Ltd., our Chinese partner in the joint venture, is contracted by the joint venture to conduct the day-to-day operations.

Under our joint venture agreements, Xin Hai is responsible for:


- coordinating with all existing customers and actively promoting sales and applications of the joint venture company's products, as well as supporting sales of goods and services of the joint venture company to customers;
- obtaining all required permits and authorizations (whether local, municipal, provincial, state or other) and registrations which may be required or applicable to the constitution of the joint venture company including the preparation and submission of the necessary documents for the examination and approval authorities;
- securing and obtaining all necessary licenses, permits and authorizations from the administration which may be applicable or necessary to the business of the company;
- assisting the joint venture company in handling the applications for processing import customs declarations for the machinery and mechanical and electronic equipment to be used and arranging transportation and delivery within the Chinese territory;
- assisting the joint venture company in contracting for and obtaining all necessary infrastructure and utility facilities, such as water, electricity, transportation, etc;
- according to applicable laws and regulations in the PRC assisting the joint venture company in applying for and obtaining a reduction or exemption of taxes, including local taxes, business tax, import or custom duties, sales taxes or other duties on material, equipment or other goods imported into the PRC for the purposes of the joint venture company, and in obtaining other preferential tax treatments for the joint venture company and the parties for the maximum available period;
- obtaining all necessary permits or authorization from the appropriate foreign exchange control bureaus confirming that our subsidiary Infornet can have access to all required U.S. dollars or other foreign currency acceptable to it and that our subsidiary, Infornet, can send profits from the joint venture and return of investment to us overseas;
- Xin Hai warrants that it will not cooperate with any party other than our subsidiary, Infornet, with regard to our business;
- performing any other responsibilities as may be agreed upon by and between Parties.

We are responsible for:


- making the capital contribution to the joint venture company as contemplated in our joint venture agreements for capital and operations funds in accordance with the laws and regulations in the PRC;
- assisting Xin Hai in purchasing and/or leasing equipment, material, office supplies, transportation, communication lines from local or overseas suppliers;
- within the PRC territory, we warrant that we will not cooperate with any other party than Xin Hai for the business specified in this agreement.

     Placer Technologies Corp., our joint venture, owns all revenues collected by Xin Hai Technology Development Ltd. from customers. All revenues are deposited by Xin Hai into a bank account in the name of Xin Hai which shall require joint signatures and joint seals of both a Xin Hai authorized officer and a joint venture company authorized officer for any withdrawal of money from it. Forty percent (40%) of the revenue shall be transferred to another bank account (second account) of Xin Hai while the other sixty percent (60%) of the revenue shall be transferred to a bank account of our joint venture company. The forty percent (40%) revenue transferred to a second account of Xin Hai shall be used to cover the operating expenditures. If the amount is less than actual operating expenditures, Xin Hai shall obtain the "balance" from the joint venture company (on a month by month basis). If the amount is higher than the actual operating expenditures then the Xin Hai must remit the "surplus" to the joint venture company. The use of the sixty percent (60%) internet revenue transferred to our joint venture company (plus the aforementioned "surplus" or minus the aforementioned "balance") shall be treated as business revenue of the joint venture company and shall be used to pay returns of our investment capital, fees for technical and management services performed by the joint venture, or remitted as profits to our joint venture participants.

     Our Placer joint venture is liable for the operating expenditures of the internet network. These operating expenditures include: space and office rental, salaries, and overhead of network operators, leased lines, miscellaneous office furniture and equipment, internet system hardware and software, advertising, travel and promotion, reasonable entertainment, marketing costs, insurance and management cost.


     Our subsidiary, Infornet Investment Ltd. is obligated to contribute all of the registered capital of the Placer joint venture. Xin Net Corp. provides the funds to the subsidiary, Infornet. Under the joint venture the registered capital is 525,000 USD and total amount of investment (registered capital plus external financing) is 2,000,000 USD. Both of these amounts have been increased in order to better reflect foreseen requirements. Through Infornet we have contributed an additional capital amount of 1,225,000 USD, resulting in a total contribution of 1,750,000 USD. No further capital contribution is required from us or Infornet, however we have advanced and will continue to advance loans to the joint venture as necessary to continue the business, but subject to the limits of our capital. Loans made to the Placer joint venture by us amounted to $2,588,021 USD at September 30, 2000. These loans are further described in "Certain Relationships and Related Transactions". Xin Hai has not contributed to the registered capital or loans to the Placer joint venture.

OBLIGATIONS OF OUR JOINT VENTURE COMPANY


     Under our joint venture contract, the joint venture provides Xin Hai with all the software and equipment as well as the accessories necessary for selling services to end users.

     Our joint venture also shall provide all the engineering services in respect of the internet network which include but shall not be limited to: the engineering design; the integration, the installation and the testing of the internet network; the customization of the internet network protocol and of the network management software; the development of end user interface software and user application software; the technical support to the internet network and advisory service on maintenance; the supply of equipment and instruments to the internet network.

     Our joint venture partner Xin Hai Technology Development Ltd. holds the "business," including ISP operating licenses, industrial property rights, and network. The ownership and title to all of the assets comprising the internet network shall remain with the joint venture during the term of the joint venture. Xin Hai shall, subject to the agreements, be entitled to the custody and control of such assets on behalf of our joint venture. Subject to the prior written approval of our joint venture, title to any such assets may be vested in Xin Hai and, in all such cases, such assets shall be held by Xin Hai in trust for our joint venture. Xin Hai is not liable for further capital contribution in our joint venture.

     Our day-to-day network operations are conducted by the Chinese partner, Xin Hai. General management is assumed by Mr. Xin Wei, an employee of Infornet Investment Corp. (our wholly owned Canadian subsidiary), who is also the president of Xin Hai Technology Development Ltd. Strategic issues and decisions are tackled by a team comprised of the company's board of directors and Mr. Xin Wei. Xin Hai Technology Ltd. has agreed as an addendum to the joint venture agreement that until all investment in the Placer joint venture has been recouped by us, and thereafter for a period of 15 years, we will designate the managers/directors of the joint venture and control the decisions of our joint venture.

      Our joint venture may be terminated prior to the expiration of its 20 year term in one of the following ways:

-breach of agreement which goes uncured
-by mutual agreement between the partners;
-in case our joint venture is bought by a third party;
-or, in case of bankruptcy, or receivership or liquidation of a party; -excessive losses due to force majeure.

Upon termination, the assets of our joint venture will be liquidated or sold and the proceeds will be allocated:


-a) if we (through Infornet) have not yet recouped our invested capital, 100% goes to Infornet and none goes to Xin Hai.
-b) if we have already recouped our invested capital, 80% goes to Infornet and 20% goes to Xin Hai.


EVENTS OF DEFAULT

      If any party fails to perform its duties specified in the present joint venture contract or in the Articles of Association, or if the party seriously breaches the provisions of the joint venture contract or of the Articles of Association, and thereby causes damage to the operations of our joint venture company or causes directly or indirectly, the failure to reach the goals regarding the operations specified in our joint venture contract, such act shall be deemed an event of default by the party who breaches the joint venture contract. The other party is entitled to claim for remedy, and shall have the right to terminate our joint venture contract by filing an application to the competent examination and approval authorities. Should our joint venture company continue to operate, the party who breaches the joint venture contract must compensate for the economic losses and damages incurred by the joint venture company and the shareholders thereof.

FINANCIAL REPORTS

     We will receive a joint venture annual report within eighty (80) days after the end of each fiscal year containing: audited financial statements as at the end of, and for, the fiscal year (prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in the PRC consistently applied, with comparative financial statements as at the end of, and for, the immediately preceding fiscal year) containing a balance sheet; a statement of profit and loss; a statement of changes in financial position; and a statement of change capital; a report of the Auditors on the financial statements stating that the financial statements have been prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in the PRC consistently applied; and a report of allocations and distributions (whether directly or indirectly) to us and Xin Hai.

                      INTERNET INDUSTRY AND THE PRC MARKET

THE PRC ECONOMY

     The PRC is one of the largest countries in the world and is the most populated. Since 1949, the PRC underwent about 30 years of severe central planning and was mostly closed to the outside world. Within that period the country was subjected to the "Great Leap Forward" of the late 50's and the "Cultural revolution" of the late 60's. When the country was returned to a market economy by Deng Xiaoping, 1 billion Chinese were set free to pursue economic growth and its rewards. Today, after over 20 years of economic reforms, the PRC has risen from an under-developed economy with little technical or industrial expertise to the third largest economy in the world after the United States and Japan.

COMPUTER INDUSTRY IN PRC

     With 1.2 billion people, the PRC accounts for about one fifth of the world's population. Computer usage is rapidly growing leading to an optimistic outlook about the prospects for the computer market ("Computer: A Rising Household Necessity", Beijing Review, Dec. 14-20, 1998; "Computer Sales Surge in China", Asia Times, Tuesday February 4, 1997; "Computer huge growth industry in China", The Vancouver Sun, Thursday December 17, 1998).

     According to the Vancouver Sun article, "computer consultant International Data Corp. (IDC) predicted that personal computer sales in China would amount to
3.9 million units in 1998, a 30% increase over the previous year. During the second quarter of the year, 994,000 personal computer units were sold, making the Chinese market the second-fastest growing market for personal computers in Asia, after India. Growth is expected to keep climbing in 1999, with IDC forecasting sales of 4.9 million units for this year. Analysts expect tremendous long-term growth in the consumer market because of China's large population and the actually low penetration rate of home computers." Although large companies like IBM and Microsoft dominate the world market, in 1998 Chinese personal computer companies held about 60% of the domestic market share. The reason is simply one of price and affordability (Asia Times, Feb. 4, 1997, Beijing Review, Dec. 14-20, 1998.)

COMPUTER AFFORDABILITY IN PRC

     The Beijing Review, December 14-20, 1998 reportED: "At present, 10 million computers are in use in China, and the computer industry's output value in 1997 was 135 billion yuan, equaling the combined total in the previous five years. Families are the chief buyers. According to a sample survey, 30 percent of computers sold in 1995 were bought by households, rising to 50 percent in 1997. This is attributed to such factors as improved purchasing power, increasing demand for information, and computer prices gradually falling to a commonly acceptable level. Total computer sales in 1997 rose 63 percent over the previous year, and this year and next will see another 10 percent of Chinese families buying a PC."

     An article in the Wall Street Journal, August 19, 1999, titled "Chinese Consumers Are New Market for PCs" reported that computer sales for use at home grew 80% in 1998 in China.

INTERNET IN PRC

     Personal computer sales are most relevant to the growth of the number of internet users (South China Morning Post, August 12, 1999). Over 93% of internet users in China access the internet through personal computers (BDA Report, p.2 and p.243). Chinese internet users have increased from 5,000 in 1994 to 900,000 by the end of 1997. There were about 2.1 million at the end of 1998, and by the end of year 1999, there were 8.9 million users (BDA Report, p. 163 and China Internet Network Information Center, December 1999 survey).

     Large corporations are entering the PRC market. In March 1999, Microsoft unveiled a new product called Venus, developed by a joint venture in the PRC. "Venus" would let Chinese consumers view the internet through their TV sets and is similar to Microsoft Web TV product in the U.S.("Microsoft Sees Internet as Key to China", The Globe and Mail, Thursday March 11, 1999)

FUTURE PLANS FOR ISP IN THE PRC

     The PRC has recently allowed other domestic companies to do businesses formerly monopolized by China TeleCom. Presently, foreign investors are still restricted from direct operation. The PRC is also investing heavily to improve the bandwidth and the quality of their backbone - ChinaNet, while at the same time reducing the rates for telecommunications services (BDA Report, p. 53-57 and p. 249). Based on those facts, we plan to open more offices in major cities and enhance e-commerce and other value-added services.

GOVERNMENTAL REGULATION FOR INTERNET SERVICES IN THE PRC

    To date, Chinese internet operating licenses have been restricted to Chinese companies only.

     An article in the August 1999 issue of "China Today", titled "Government Encourages Market Competition in Telecommunications Industry" mentions "Since 1990, fixed telephone line use has been steadily increasing at an annual rate of 40 percent, and mobile phone use has been increasing 157 percent annually. According to the World Telecommunications Yearbook, China's telecommunications industry growth is the fastest in the world."

     Through our subsidiary, Infornet, we participate in the joint venture with Xin Hai Technology Development Ltd., a Chinese privately owned company in the internet business in the PRC. If the Chinese government liberalizes policy toward foreign participation in internet operating licenses, it could substantially increase competition in the markets where the joint venture operates, thereby adversely affecting the company markets.

     The Chinese government, while currently open to joint venture, could at any time, restrict operations, or expropriate foreign participants' assets in the PRC. Any such action could have disastrous financial consequences to us and our business.

COMPETITIVE CONDITIONS

     Privately owned ISPs in PRC like ours compete with government owned or affiliated ISPs. The playing field is not always level, as the latter can benefit from subsidized access to dial-up lines, leased lines and internet bandwidth (BDA Report p. 94). We do not have a joint venture with a Chinese government owned company, but rather we lease lines from China Telecom. In the PRC, access to the internet is predominantly achieved using telephone lines. Growth in internet usage is largely an urban phenomenon; to the 20% of the Chinese population who reside in the cities, the telephone is a common commodity.

     In spite of severe competitive conditions, we plan to grow our business in the PRC based on quality of service, user friendliness and interesting content on our web site.

     The growth in number of internet users does not translate into the same growth in number of internet subscribers. This is due to the fact that many users access the internet at work, through their employers' internet access; moreover, several individuals may access the internet using a single subscriber account, at work or at home.

     Dial-up internet access is still expensive in the PRC as compared to North America, and even more so when the average salary is taken into consideration. However long distance telephone rates are coming down, as shown by the significant tariff reduction by Chinanet on March 1, 1999. In addition, the Shanghai Telecom offers to its telephone subscribers free installation of a second telephone line.

     We introduced an expanded online e-commerce service to the Chinese market in 1999. We now operate a live online auction site and provides online domain name registration services. We have numerous competitors who also offer the same services.

INDUSTRY BACKGROUND

     Development of the internet. The internet is a global network of interconnected, separately administered public and private computer networks that enables commercial organizations, educational institutions, government agencies and individuals to communicate, access and share information, provide entertainment and conduct business remotely. Use of the internet has grown rapidly since the start of its commercialization in the early 1990's. International Data Corporation, also referred to as IDC, estimates that there were approximately 12.9 million internet users in Asia (excluding Japan) at the end of 1998 and projected that the number of users will grow to 57.5 million by the end of 2003. This reflects a compound annual growth rate of 34.8% (Table 4, pg 11, IDC Report, March 1999). This rapid growth in the popularity of the internet is due in large part to increasing computer and modem penetration, development of the web, the introduction of easy-to-use navigational tools and utilities, and the growth in the number of informational, entertainment and commercial applications available on the internet (BDA Report, p. 141-148, 179-198, 200-209). Technological advances relating to the internet have occurred and continue to occur rapidly, resulting in more robust and lower cost infrastructures, improved security and increased value-added services and content. Growth in client/server computing, multimedia personal computers and online computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, online computing and electronic financial transactions. These trends have led businesses increasingly to explore opportunities to provide internet based applications and services within their organization and to customers and business partners.

     World Wide Web. An important factor in the widespread adoption of the internet has been the emergence of a network of servers and information available called the World Wide Web. The web is a network medium rich in content, activities and services. A few examples of what is available on the web include magazines, news feeds, radio broadcasts, and corporate, product, educational, research, and political information, as well as activities, including chat and web communities and customer services, including reservations, banking, games and discussion groups.

      The rapid deployment of the web has introduced fundamental changes in the way information can be produced, distributed and consumed, lowering the cost of publishing information and extending its potential reach. Companies from many industries are publishing products and company information or advertising materials and collecting customer feedback and demographic information interactively. The structure of web documents allows an organization to publish significant quantities of information while simultaneously allowing each user to view selected information that is of particular interest in a cost effective and timely fashion.

     IDC has projected high growth in internet usage in the PRC. The following table summarizes key historical and projected data in the PRC market (information provided by IDC, "The Internet Market in Asia Pacific (excluding Japan), 1997-2003," March 1999, Pete Hitchen).


                                                                      Compound
                                                                       Annual
                                                                     Growth Rate
                                                  1998      2003      1998-2003
                                                --------------------------------
                                                (in millions except
                                                 penetration rates)

China (Table 46, pg. 70)

 Number of internet users (a)                       2.4      16.1         46.3%
 Internet penetration rate (b)                      0.2%      1.3%        45.4%
 Population (c)                                 1,236.9   1,291.1          0.7%

Hong Kong (Table 32, pg. 50)

 Number of internet users (a)                       0.7       2.2         25.7%
 Internet penetration raw (b)                      10.6%     30.3%        23.4%
 Population (c)                                     6.7       7.2          1.4%



(a) International Data Corporation, March 1999
(b) Calculated by dividing number of internet users by country population
(c) United States Census Bureau, December 1998

     CHINA. China has a population of approximately 1.2 billion and an internet penetration rate of approximately 0.2% at 1998. With its large population and government commitment to the development of the internet, we believe China represents enormous potential for internet use in the long-term.

     HONG KONG. Hong Kong has a well-educated, technologically sophisticated population. With a population of 6.7 million and an internet penetration rate of approximately 10.6% at 1998, we believe Hong Kong should be quick to utilize internet technologies, and will access our services and our subscriber base.

THE INTERNET AS A NEW BUSINESS MEDIUM

     The growth in the number of internet users, the amount of time users spend on the internet, the increase in the number of web sites and the rate of internet and personal computer penetration is being driven by the increasing importance of the internet as a content resource, advertising medium and platform for consumer services.

     E-commerce. The internet is dramatically affecting the methods by which consumers and businesses are evaluating and buying goods and services, and by which businesses are providing customer service. Businesses have sought to capitalize on the internet as a platform for consumer services through the establishment of web sites devoted exclusively to the dissemination of information relating to their products and services. Our services cater directly to such businesses seeking to expand online, and our joint venture is able to provide comprehensive solutions to clients ranging from the design and development of their web site to access.

     As part of providing services, our joint venture also assists businesses seeking to conduct sales transactions directly to consumers through e-commerce on their web sites. The internet provides online merchants with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economics of scale, while providing consumers with a broad selection, increased pricing power and unparalleled convenience. As a result, the volume of business transacted on the internet is anticipated to grow in significance.

     We have has also sought to engage in e-commerce to capitalize on the revenue generating opportunities through our ISP system. In September 1999, our joint venture launched on online auction site in the PRC. IDC projects that e-commerce in the PRC, will grow by a compound annual growth rate of 242.8% and will reach approximately $3.8 billion, in 2003 (IDC Report, Table 49, pg. 74).

OUR BUSINESS

     We offer a comprehensive suite of internet related services to the PRC markets. We believe that by offering an integrated platform of content, access and community and commerce related services, we believe we are positioned to capitalize on the growth of the internet throughout the PRC.

OUR STRATEGY

     Our strategy is to capitalize on the internet growth in the PRC among Chinese users. We believe the Chinese and Asian markets represent one of the fastest growing and potentially one of the largest user groups on the internet today. In order to capitalize on this growth opportunity in Chinese and Asian internet markets, we seek to:

(a)      Provide access to subscribers/users; and

(b) Create a platform for e-commerce and value-added services specifically tailored to the Chinese market.

     We believe the PRC market will adopt web-based e-commerce as an increasing number of businesses and consumers embrace the internet as a viable method of purchasing goods and services. Over the long-term, our strategy is to facilitate e-commerce developments in these markets and generate revenues on a transaction basis for businesses over our network.

(c)      Utilize strategic alliances,  business partnerships and acquisitions to
         enhance  our   products   and  services  and  to  expand  our  presence
         geographically throughout Asia.

         In order to increase our traffic and build our market we continue to pursue strategic relationships with prominent, internationally recognized business partners who offer quality content, technology and distribution capabilities as well as marketing and cross-promotional opportunities.


OUR JOINT VENTURE

     All of our services are offered through our joint venture with our partner Xin Hai. Xin Hai has been granted in 1999 internet licenses in six new Chinese cities. They are Guangzhou (formerly Canton), Dalian, Nanjing, Wuhan, Chengdu and Xian. Together with Beijing, Shanghai, Shenyang and Taiyuan, Xin Hai now has licenses for ten major cities with a combined population of about 80 million. Geographically, Xin Hai has enough cities to form a major national ISP company. Our Shanghai office is fully operational as of July 1, 1999. We have opened an office in Guangzhou, the key city in Southern China, and in Chengdu, in Southeast China. All of the licenses owned by Xin Hai are part of joint venture operations.

OUR SERVICES

     We are now offering domain name registration services. We have recently incorporated the website www.chinadns.com, the first in the PRC to offer online site registration. Our online domain name registration business, Chinadns, continues to enjoy significant growth. In October 1999, Chinadns was approved as an Official Agent of Network Solutions, Inc. Our chinadns.com business has signed agreements with several hundred agents to sell its domain name registration services in the PRC. Amongst these are several local telecom companies, including Beijing Telecom and Luo-Yang Telecom, which have adopted and purchased the proprietary Chinadns platform, and Ji Tong, China's third largest telecommunications company. In just a few months, Chinadns had registered over 13,000 domain names, making it one of the largest online domain name registration services in the country. We also have an advertising banner on Yahoo's Chinese site http://cn.yahoo.com. We also provides web hosting and web page design services.

     We have been awarded "Strategic Partner" status from IBM China. This status officially identifies us as a Value Added Retailer for IBM hardware and software including Netfinity servers, personal computers, Intellistation Work Stations, ThinkPad, Aptiva multimedia personal computer's and all related products. We now have the right to use IBM in its advertising and promotional material, and receive special support and training from IBM.

     We have been awarded a nationwide access number. We now own the five digit 95777 number which has become the standard access number for all of our subscribers regardless of the city they are in. The Ministry of Information Industry (MII) only grants a limited supply of these numbers which, besides the prestige they confer, constitute a strong selling point. Our users also enjoy a substantial discount from the normal telephone usage charges.

     On December 21, 1999 we were accredited by ICANN (Internet Corporation for Assigned Names and Numbers) as a new domain name registration service putting us on a comparable position to Network Solutions, Inc.

     The Commercial and Industrial Bank of China has signed an agreement to collect payments from our customers through its network of more than 500 branches scattered across Beijing. We have also begun a series of special promotions to increase sales of its prepaid internet access card, the Instant Card, and recognition of the Xinnet brand name.

     Content Services. We provide a one-stop gateway to the internet that aggregates, organizes and delivers information to meet the needs of users interested in localized information pertaining to the PRC. This localized content is delivered through our network ISP. Xinnet.com.cn is our premier site for content, community and commerce products and services in simplified Chinese, entertainment as well as providing value-added community services through our chat and message board services.

MARKETING


     We have already achieved some name recognition and market share. In the future, we will seek to achieve even broader market penetration and increase the use of services by well designed advertising campaigns and advantageous promotional offers to new subscribers.

     Increasing Usage By Existing Consumers. We regularly enhance services and update content hosted on the network in order to encourage frequent visits by users. We offer community building services designed to increase user usage and loyalty. We are developing personalized services that enable consumers to establish a personal profile and receive information targeted to their interests. Because customizing these personalized services typically requires some effort and time on the part of the consumer, we believe that consumers who use personalized services will continue to use portals and not switch to a competitive service.

     To facilitate growth we will solicit personal computer manufacturers and retailers to bundle services, put more effort on system integration services, and will offer more value-added services. Types of value-added services include: daily news (world, national, local & community, weather, sports, financial), hyperlinks to other websites, games, chatrooms, auction, e-commerce (business to business, business to consumer, consumer to consumer) and advertising. Revenues from e-commerce operations will consist of fees collected from businesses, such as restaurants, flower shops, etc. that advertise on our joint venture's web site. We currently receive revenues from the new on-line auction business in the form of listing fees from sellers and commissions from sellers on goods and services sold through successful bids. We will enhance portal type home pages by the provision of the daily news, hyperlinks, games and chatroom. e-commerce will be enhanced by having more and more e-business to use our xinbid.com (presently auction) platform and ultimately adding business to consumer and consumer to consumer on-line trading. We will also look for strategic alliances with suitable partners.

     The network in which we participate as a joint venturer has attracted more than 300,000 clients in 3 years of operations as of August 31, 2000.


EMPLOYEES


     As of the end of August 2000, we (through Xin Hai) had approximately 230 full-time employees in marketing, sales, technical operations, management and support. All employees exclusively work on our joint venture business. Our future success will depend in part on our ability to continue to attract, retain and motivate highly qualified technical and marketing personnel. From time to time, we also employ independent contractors to support development, marketing, sales and support and administrative organizations. Our employees are not represented by any collective bargaining unit and we have never experienced a work stoppage.


FACILITIES

     Servers. Our systems infrastructure consists of multi-vendor server systems geographically located in the PRC, in Beijing, Shanghai, and Shenyang interconnected to the internet through co-location at major ISP data center facilities and at our own sites. Our auction site infrastructure is located in British Columbia, Canada.

REGULATION OF INTERNET OPERATIONS IN PRC

     Under the Administrative Measures on Security Protection for International Connections to Computer Information Networks, any use of the PRC internet infrastructure which results in a breach of the public security or the provision of socially destabilizing content is a violation of Chinese laws and regulations. A breach of the public security includes:

-     breach of national security or disclosure of State secrets;
- infringement on State, social or collective interests or the legal rights and interests of citizens; or
-     illegal or criminal activities.

Socially destabilizing content includes content that:

- incites defiance or violation of the PRC Constitution, laws, or administrative statutes;
- incites subversion of State power and the overturning of the socialist system;
-     incites national division and harms national unification;
- incites hatred and discrimination among nationalities and destroys national unity;
- fabricates or distorts the truth, spreads rumors or disrupts social order;
- spreads feudal superstition, involves obscenities, pornography. gambling, violence, murder, horrific acts or instigates criminal acts;
- openly humiliates another party or slanders another party through a fabrication of the truth;
-     damages the reputation of a State organ; or
-     violates the Constitution, laws or administrative statutes.

     If through the provision of services to users in the PRC, we commit any of the above, whether with or without intent, it would be subject to significant liability. Potential liability would include being disconnected from the ChinaNet or blocked in the PRC. Where breaches are severe, criminal proceedings may be initiated against our joint venture and the company.

     Our joint venture partner, Xin Hai, provides regulatory advice and reviews content provided through the network to determine whether such content is in compliance with the PRC regulatory requirements. Because of the stringent requirements relating to the type of content allowed utilizing the PRC internet infrastructure and a conservative interpretation of such regulations, the content provided over our joint venture network is stringently edited and may not be as interesting as other web sites which do not try to comply with the PRC regulatory requirements. Such web sites, however, may run the risk of being blocked from the Chinese internet infrastructure by local public security bureaus.

     The PRC has also enacted other regulations governing internet connections and the distribution of information via the internet according to the Administrative Measures on China Public Multimedia Telecommunication. Internet content providers are required to report to the Ministry Information Industry (the predecessor of Ministry of Post and Telecommunications) or provincial Post and Telecommunication Bureau for verification and to enter into an interconnection agreement and undertaking letter for information security with China Telecom or other node service providers. Our joint venture has complied with these requirements.

     Under the Administrative Measures on Security Protection for International Connection to Computer Information Networks, entities with their computer information networks interconnected with the internet are required to register a notice filing with the relevant authorities designated by local public security bureaus. We have fulfilled these registration procedures.

     We will encounter substantial competition from other internet service companies, most of which are major multinational corporations. Any potential purchaser of the shares should carefully review all "Risk Factors" section and the "Financial Statements" section herein.


PRODUCTS, SERVICES, MARKETS, METHODS OF DISTRIBUTION AND REVENUES.

     Internet Services are presently our principal services. The market is focused on the PRC's major cities. Xin Hai offices in Beijing and Shenyang have been operating since 1997. Our Shanghai office opened in June/July 1999. Guangzhou office opened in November 1999. Revenues come from subscription fees, domain name registration online usage fees, home page design fees and other miscellaneous sources.


WORKING CAPITAL NEEDS

     The working capital needs arise primarily from: the need for capital for expanding existing capacity of our services, to open more offices in other major cities, to launch new value-added services, enhance capability for e-commerce design and development in the PRC. These requirements have been met by a private placement for an amount of US$5.5 million in May 1999 which provided the needed working capital for the near and medium term of the company. This provides the needed working capital for current operations and limited growth of our business up to the end of year 2001. Exercise of 5,885,000 series "A" warrants, and then 5,885,000 series "B" warrants may provide further capital for much faster and wider growth of our company.

DEPENDENCE ON CLIENT BASE.

     Presently all revenues come from subscription fees, net cards, advertising and domain name registration from the client base in Beijing, Chengdu, Guangzhou, Shanghai and Shenyang. At the end of October 1999, the number of subscribers totaled over 31,000 and increased to over 40,000 at the end of November 1999 and to over 200,000 in April 2000. Our dependence on this client base will continue in the foreseeable future.


Backlog of Orders.                  None.

Government Contracts.               None.


COMPETITIVE CONDITIONS.

     A number of factors, beyond our control and the effect of which cannot be accurately predicted, may affect the marketing of the internet access and services to our joint venture. These factors include political policy on ISP's operation, political policy to open the doors to foreign investors, and the availability of adequate capital. The internet services industry in the PRC is highly competitive. Our joint venture faces competition from government owned ISPs and other privately owned ISPs. Many of them possess greater financial and personnel resources than Xin Hai and the joint venture and therefore have greater leverage to use in developing new services, expanding capacities, hiring personnel and marketing. Accordingly, a high degree of competition in these areas is expected to continue. The markets for internet services and content have increased substantially in recent years, but cost of lines rental is still the major expense of our joint venture. Currently, all ISPs can only rent lines from Chinese Government Telecommunications Companies. There is uncertainty as to future line cost, although it has been reduced by half recently and is expected to continue to come down. There is no assurance the Registrant's revenues will not be adversely affected by these factors.

     The market in the PRC is monitored by the government, which could impose taxes or restrictions at any time which would make operations unprofitable and infeasible and cause a write-off of capital investment in Chinese ISP opportunities.

     A number of factors, beyond our control and the effect of which cannot be accurately predicted may affect the marketing of the ISP and services. These factors include political policy on ISP's operation, political policy to open the doors to foreign investors, the availability of adequate and width of the ChinaNet backbone and gateway.

XIN NET SPONSORED RESEARCH AND DEVELOPMENT.     None.

COMPLIANCE WITH RELATED LAWS AND REGULATIONS.

     The operations of our joint venture with Xin Hai are subject to local, provincial and national laws and regulations in the People's Republic of China. Xin Hai Technology Development Ltd. holds licenses to do businesses in the currently operated locations: Beijing, Chengdu, Guangzhou, Shanghai and Shenyang, as well as in five other cities. We are unable to assess or predict at this time what effect the regulations or legislation could have on our activities in the future.

         (a) Local regulation -

     We cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations on a local level in PRC.

         (b) National regulation -

     We cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations on a national level. (See Discussion of such laws previously under "Regulations of internet Operations" and "Government Regulation for Internet Service in China").

     The value of our investments in PRC may be adversely affected by significant political, economic and social uncertainties in the PRC. Any changes in the policies by the government of the PRC could adversely affect us by, among other factors, changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, the expropriation or nationalization of private enterprises, or political relationships with other countries.


MATERIAL AGREEMENTS

JOINT VENTURE AGREEMENT

     In a joint venture agreement dated August 25, 1997 through a 100% owned subsidiary Infornet Investment Ltd., (Registered in Hong Kong) - we entered into a joint venture with Xin Hai Technology Ltd. to provide technology and capital to expand ISP services in the PRC. We agreed to contribute 100% of the capital expenditure of the joint venture; in return, Infornet Investment Ltd. will receive 100% of the profit generated by our joint venture until recoupment of its investment and thereafter the profit share will revert to 20% to Xin Hai Technology Development, Ltd. and 80% to us. Please see the extensive discussions of these agreements on pages 28 to 31.


NUMBER OF PERSONS EMPLOYED


     As of August 31, 2000, we had two employees, Xiao-qing Du and Xin Wei, through Infornet Investment Corp., each at a salary of C$2,500 per month, involved in the day-to-day management of our company: Du in Canada and Wei in China. Xin Hai, our partner in the Placer joint venture, had approximately 230 full-time employees in PRC at the end of August 2000.

YEAR 2000 CONSIDERATION

         We have assessed and continue to assess the risk of "Y2K" problems in the operation of our business. This includes an examination of all computer-controlled processing and analytical equipment, the power supply to the facility, telephone, banking services and water supply to the facility. We have completed the Y2K assessment and taken all corrective action required through software upgrades and equipment modification. Should further problem areas be noted, corrective action will be taken to minimize our disruption of operation.

     Year 2000 issues "Year 2000 problems" result primarily from the inability of some computer software to properly store, recall or use data after December 31, 1999. We are engaged in business activities, which rely on information technology ("IT") systems including for billing and accounting, as well as system connections for ISP customers and servers. All of our hardware and software have been upgraded for 2000 compliance accordingly, we do not believe that we will be materially affected by Year 2000 problems, except potentially from third party internet and telephone systems which could be impaired by partial system disruptions. We rely on non-IT systems that may suffer from Year 2000 problems including telephone systems, facsimile and other office machines. Moreover, while we rely on third-parties that may suffer from Year 2000 problems that could affect our operations, we do not believe that third-party Year 2000 problems will affect the company in a manner that is different or more substantial than the problems affecting other similarly situated companies. We have designed a limited contingency plan with respect to Year 2000 problems that may affect us or third-party suppliers.

     The foregoing is a "Year 2000 Readiness Disclosure" within the meaning of the Year 2000 Information and Readiness Disclosure Policy. The nature of our business does not subject it to compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, which would have a material effect upon our capital expenditures, earnings or competitive position.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

     (a) Our common stock is traded on the NASD Electronic Bulletin Board. The following table sets forth high and low bid prices of the our common stock for years ended December 31, 1997, December 31, 1998, December 31, 1999 and to date, as follows:


                                                      Bid (U.S.  $)
2000                                        HIGH                       LOW
First Quarter                               $20.12                     $2.78
Second Quarter                              $ 9.37                     $2.00
Third Quarter                               $ 6.50                     $1.34
Fourth Quarter                              $ 2.81                     $0.53


1999
First Quarter                               $ 2.00                     $ .34
Second Quarter                              $ 6.625                    $1.625
Third Quarter                               $ 4.00                     $1.469
Fourth Quarter                              $ 5.187                    $1.125

1998
First Quarter                               $  .53                     $ .187
Second Quarter                              $  .375                    $ .15
Third Quarter                               $ 1.06                     $ .25
Fourth Quarter                              $  .78                     $ .24

1997
First Quarter                               $  .75                     $ .03
Second Quarter                              $  .84                     $ .68
Third Quarter                               $  .45                     $ .25
Fourth                                      $  .50                     $ .156

     Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock," which classification places significant restrictions upon broker-dealers desiring to make a market in these securities. It has been difficult for management to interest any broker-dealers in our securities and it is anticipated that these difficulties will continue until we are able to obtain a listing on NASDAQ at which time market makers may trade our securities without complying with the stringent requirements. The existence of market quotations should not be considered evidence of the "established public trading market." The public trading market is presently extremely limited as to number of market markers in our stock and the number of states within which our stock is permitted to be traded.

         The over-the-counter market quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

         (b) Shareholders.   As  of  August 30, 2000 we  had  approximately
             6800 shareholders of record.

         (c) Dividends. We haven't ever paid any dividends.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     We had cash capital of $5,293,429 at 1999 year end compared to $336,189 at year end 1998. We have no other capital resources other than the ability to use our common stock to achieve additional capital raising in a private placement. We have equipment of $422,620 on the books which is not necessarily liquid at such value. Other than cash capital, the other assets would be illiquid.

     At the fiscal year end we had $5,851,647 in current assets and current liabilities of $339,700. The increase in cash was largely due to a private placement of units in May, 1999.

RESULTS OF OPERATIONS

     We will carry out the plan of business as discussed above. We cannot predict to what extent our liquidity and capital resources will be depleted by the operating losses (if any) of the Placer Technologies Corp. joint venture. For fiscal year 1999, we increased revenues derived from an increase in subscriber base, domain name registration and expanded e-commerce business.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

     We achieved revenues of $982,108 in 1999 in the form of net sales from our joint venture with Xin Hai Technology Ltd. Our net sales in 1998 were $494,676. We had cost of revenues of $238,429 in 1999, as compared to $96,710 in 1998. Gross profit in 1999 was $743,679 compared to $397,966 in 1998. We incurred operating expenses of $2,000,719 in 1999 compared to operating expenses of $454,330 in 1998. Operating loss for 1999 was $1,257,040 in contrast to the 1998 operating loss of $56,364. We had other (interest) income of $173,013 in 1999 and $4,845 in 1998. The net loss in 1999 was $1,084,027 compared to the net loss in 1998 of $51,519. The per share loss for 1999 was $0.06, and the per share loss for 1998 was $0.004.

     Revenues increased from $494,676 in 1998 to $982,108 in 1999 mainly due to increased fees from dial-up access & e-mail subscribers and registration fees derived from the new online domain name registration business. New offices were opened in Shanghai in May 1999 and Guangzhou in November 1999. At the end of the year, our subscriber base had increased to 68,000 ISP subscribers and domain name registrants, as compared to 17,000 ISP subscribers at the end of 1998.

     Operating expenses increased to $2,000,719 in 1999 from $454,330 in 1998. During year 1999, we expanded our business in the PRC and undertook an aggressive marketing effort in order to develop a brand name. This initiative caused a significant increase in business development expenditure. The main items in this category comprised the following:

     -opening of new office in Shanghai and Guangzhou;
     -entering the online domain name registration business;
     -starting an online live auction business and leasing the required computer hardware;
     -increasing employee ranks and renting new and additional office space; and -carrying on an aggressive advertising and promotional campaign, including giving out free modems to new subscribers.

     Moreover, we became a fully reporting company in 1999, and had to comply with substantial additional requirements, which resulted in a significant increase in professional fees expenditure. Additionally, a grant of 2,136,000 stock options in November 1999 resulted in an amount of $256,320 USD added to Paid In Capital.

     Future trends: We cannot assure that any profit on revenues can occur in the future, because we intend to expand the business, including investing in further internet "backbone" and technology for our PRC internet operations. We may spend in excess of $3,000,000 in 2000 on development of our business in the PRC, and it should be expected that we may have a loss on operations. Expenditure may be significantly higher if we acquire additional capital, for example through investors exercising warrants, and decide to accelerate our expansion plans.

CHANGES IN FINANCIAL CONDITION

     At year end 1999 our assets had increased to $6,275,190 compared to $604,575 at year 1998. The current assets totaled $5,851,647 at 1999 year end compared to $376,179 at 1998 year end. Total and current liabilities at year end 1999 were $339,700 compared to $73,816 at 1998 year end. In May, 1999, we completed a private offering of units which achieved $5,500,000 in cash. At December 31, 1999 we had $5,293,429 in cash.


     We began operations as an ICANN-accredited domain name registrar in the third quarter of this year. As a result, an important accounting change was made in the way we recognize revenues and costs related to .com, .net and .org domain name registration services. Prior to this event we acted as agents of other ICANN-accredited registrars. International domain name revenues and costs were then recognized when collected and incurred respectively. Such revenues and costs are now spread over the various periods during which the services are rendered. Generally, revenues collected are non-refundable and we have not made any refunds since we started operations.

     This change in accounting practice conforms with SEC (Securities and Exchange Commission) recommendations. As a consequence, third quarter financial statements show revenue and cost of revenue which are lower than they would have been otherwise. At the same time unearned revenue and prepaid expenses increase correspondingly.

RESULTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2000 COMPARED TO THE SAME PERIOD IN 1999

     We had revenues from our operations in PRC in the amount of $882,623 in the third quarter of 2000 as compared to $190,630 in the same period in 1999. As a result of increased marketing and branding efforts, internet access revenues increased to $512,850 from $165,679 and domain name revenues increased to $107,822 from $14,449. Also, our diversification into the e-commerce enabling business caused e-solutions revenues to increase to $261,951 from $10,502 in the same period in 1999.

     As a result of increased sales and the accounting change in recognizing domain name revenue, unearned revenue increased to $982,011 from $410,642 during the period, as compared to a nominal increase during the same period in 1999.

     We had a cost of revenue of $94,589 which resulted in a gross profit of $788,034 in the third quarter of 2000, as opposed to a cost of revenue of $29,007 which resulted in a gross profit of $161,623 in the third quarter in 1999.

     We incurred total expenses of $1,837,612 in the third quarter in 2000 compared to $429,170 in the same period of 1999, as a result of expenditures to expand its ISP, domain name registration and e-commerce business in PRC. The largest expenses of operations in the quarter were $566,641 for administration and office, $616,931 for advertising and promotion, and $321,815 for salaries, wages and benefits. Now that our expansion to other cities in PRC for this year has taken place, expenses are expected to increase at a slower rate during the rest of the year.

     We had an operating loss of ($1,049,578) in the period in 2000 compared to a loss of ($267,547) in the period in 1999. Loss per share was ($0.05) in the period in 2000 and ($0.01) in 1999.

RESULTS OF OPERATIONS FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000 COMPARED TO THE SAME PERIOD IN 1999

     We had revenues from our operations in PRC in the amount of $2,361,964 in the first nine months of 2000 as compared to $556,719 in the same period in 1999. As a result of increased marketing, branding and diversification efforts, all the three revenue streams increased significantly: internet access revenues to $1,309,530 from $531,768; domain name revenues to $607,032 from $14,449 and
e-solutions revenues to $445,402 from $10,502.

     We had a cost of revenue of $437,412 which resulted in a gross profit of $1,924,552 in the first nine months of 2000, as opposed to the previous year period cost of revenue of $94,903 which resulted in a gross profit of $461,816 in the first nine months in 1999.

     As a result of increased sales and the accounting change in recognizing domain name revenue, unearned revenue for the nine month ended September 30, 2000 totaled $982,011 as compared to a nominal amount for the same period in 1999.

     We incurred total expenses of $4,347,043 in the first nine months in 2000 compared to $795,504 in the first nine months of 1999. We had a very significant increase in expenses in the period in 2000 over 1999 as a result of expenditures to expand our ISP, domain name registration and e-commerce business in PRC. The largest expenses of operations in the first nine months were $1,397,802 for administration and office, $1,468,471 for advertising and promotion, and $678,872 for telephone and communication. Now that our expansion to other cities in PRC for this year has taken place, expenses are expected to increase at a slower rate during the rest of the year.

     We had an operating loss of ($2,422,491) in the period in 2000 compared to a loss of ($333,688) in 1999. Loss per share was ($0.11) in the period in 2000 and ($0.01) in 1999.

     Interest income: Interest income was $125,105 for the nine months ended September 30, 2000 as compared to $108,414 for the same period in 1999. Interest income earned in the future will be dependent on our funding cycles and prevailing interest rates.

     Provision for income tax: As of the nine month period ended September 30, 2000, our accumulated deficit was ($3,630,476) and as a result, there has been no provision for income taxes to date. We have net operating loss carry forwards that will expire principally in 2012 unless utilized.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 2000, we had total current assets of $3,848,409 of which $2,742,662 was cash. At the same time, there was $1,270,885 in current liabilities leaving a working capital of $2,577,524. We have no debt.

     We had $2,742,662 in cash at September 30, 2000, compared to $6,109,389 at the same time one year earlier. The capital structure, with the exception of the accumulated losses, has remained the same for both periods.

     We have revenues from joint venture operations at this time. However capital from private placements and/or borrowing against assets and/or from warrants being exercised by warrant holders, is required to fund future operations. We completed a private offering of common stock at $0.40 per share for $750,000 in June 1998. In 1999 we closed a private placement of 5.5 million units of common stock at US$1.00 per unit consisting of one (1) common share and one (1) non-transferable share purchase warrant. One (1) warrant entitles the holder to purchase on or before March 31, 2001 one (1) additional unit of the issuer at a price of US$2.00 per unit, each unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) additional common share of the issuer at a price of US$5.00 per share on or before March 31, 2002.

     Outstanding warrants are not included in the "Liquidity and Capital Resources" and they are not valued in the financial statements.

NEED FOR ADDITIONAL FINANCING

     We have capital sufficient to meet our current cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. We may have to seek loans or equity placements to cover future cash needs to continue expansion. We have no assurance, however, that the available funds will ultimately prove to be adequate to continue our business and our needs for additional financing are likely to increase substantially.


     For our proposed expansion budget for the period from January 1, 2000 to December 31, 2001, our assumptions are:

          1.   Cash on hand at September 30, 2000 was $2,742,662.

          2. Revenues generated from ongoing business are insufficient to finance existing operations and we have an average deficit of ($269,165) per month.

          3. All series "A" warrants will be exercised, bringing a new capital of $11,770,000.

          4.   No series "B" warrants are exercised.

     Total capital available for expansion: $11,770,000 (See "Our Proposed Use of Proceeds", pg. 53)

     No commitments to provide additional funds have been made by management or other stockholders. Accordingly, we have no assurance that any additional funds will be available to us to allow it to cover operations expenses. We achieved a private placement of $5,500,000 in May 1999 and retain over $2,742,662 as capital at September 30, 2000.

     If our future revenue declines, or our operations are unprofitable, we will be forced to develop another line of business, or to finance operations through the sale of assets, or enter into the sale of stock for additional capital, none of which may be feasible when needed. We have no other specific management ability, nor financial resources or plans to enter any other business as of this date.

     From the aspect of whether we can continue toward our business goal of maintaining and expanding our joint venture for internet services in the PRC, we may use all of our available capital without generating a profit at current monthly loss rates of ($195,000) we will expend all of our capital in twenty four months or less.

     The effects of inflation have not had a material impact on our operation, nor is it expected to in the immediate future.

     Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern. It is not uncommon for companies to shut down their operation or operate on a skeletal crew during the Chinese New Year holiday. Therefore, in effect, the first quarter really has only two months for generating revenue.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires all prior period earnings per share data to be restated to conform to the provisions of the statement. We adopted SFAS No. 128 for the six-months ended December 31, 1997. The adoption of this standard did not affect our earnings per share.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by, or distributions to, owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the reporting of information about operating segments by public companies in both annual and interim financial statements. SFAS No. 131 defines an operating segment as a component of an enterprise for which separate financial information is available and whose operating results are reviewed regularly by our chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.

     SFAS Numbers 130 and 131 are both effective for financial statements for periods beginning after December 15, 1997 and both require comparative information for earlier years to be restated. The adoption of SFAS No. 130 is not expected to have a material effect on our financial position or our results of operations. The adoption of SFAS No. 131 will have no effect on the our financial position or results of operations and we are currently reviewing SFAS No. 131 in order to fully evaluate the impact, if any, the adoption of the provisions of this Statement, will have on future financial disclosures.

MARKET RISK

     We do not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with these instruments.

LEGAL PROCEEDINGS

     We, in the normal course of business, may be engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business. No lawsuits are presently pending against us.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS. We have not submitted any matters to security holders in the past year.


                                 CAPITALIZATION

     Our capitalization as of September 30, 2000 and as adjusted to reflect the sale and issuance of the shares underlying the "A" warrants and shares underlying "B" warrants being registered by us is as follows (see Financial Statements for further information):

                                                           Amount                  Amount to be outstanding if
                                                       outstanding as                 Warrants are exercised
                                                                           --------------------------------------------
                                                        of September             "A" warrant           "B" warrant
                                                        30, 2000                   shares                 shares

STOCKHOLDER'S   EQUITY
Common  Stock, $0.001 par value,
50,000,000 shares authorized                          21,360,010                     27,245,000           33,130,000

Paid in Capital                                           21,360                         27,245               31,130

Capital in excess of par value (2)                     7,214,045                     18,978,140           48,403,140

Accumulated deficit                                   (3,630,476)                    (3,730,476)          (3,730,476)

Accumulated other comprehensive loss                    (126,664)                      (126,664)            (126,664)
                                                   ----------------------  ----------------------- --------------------
TOTAL SHAREHOLDER'S EQUITY                             3,478,265                     15,148,245           44,579,130
                                                   ======================  ======================= ====================


(1) Does not include up to 2,136,000 shares reserved for issuance pursuant to an Incentive Stock Option Plan. See "Management: Stock Option Plans."

(2) After estimated expenses of this offering.

(3) Assumes $100,000 in expensed incurred.


                          OUR PROPOSED USE OF PROCEEDS


                 From Exercise of 5,885,000 Series "A" warrants at
                     US$2.00/warrant and 5,885,000 Series "B"
                           warrants at US$5.00/warrant

                        (US$11,770,000 + US$ 29,425,000)

     We will not receive any of the proceeds of the sale of 5,885,000 shares by selling shareholders.


     We will use the proceeds resulting from the exercise of the 5,885,000 series "A" warrants and the 5,885,000 series "B" warrants if all are exercised, for a total amount of US$41,195,000 to expand the business in the PRC, by opening new offices in the six (6) cities for which ISP licenses are already in hand and in another nineteen (19) major cities, and develop our internet business.


     The following breakdown indicates our best estimates at the present time. However, actual numbers for any expenditure item may differ significantly from estimates.

     After deducting the estimated registration expenses not yet paid, our net proceeds from exercise of our warrants will be approximately $11,770,000 if "A" warrants are sold and $29,425,000 if all our shares underlying "B" warrants are sold. We expect to apply the net proceeds of the "A" warrant exercises substantially in the manner set forth below. In the case of the maximum exercise, we expect to expend the proceeds during the next 12 months, and in the case of the "B" warrant exercises, we anticipate expending proceeds during the next 36 months.

                                                     A warrant exercise      %               B warrant exercise    %
                                                     Proceeds                                Proceeds

                                                     ------------------      -----------     ------------------    -----------
Joint Venture Expenses:

Telecom Lines Leasing                                 1,200,000                  10.0%        3,800,000                 12.9%
Software                                              1,200,000                  10.0%        3,800,000                 12.9%
Offices (News)                                          300,000                   2.5%          950,000                  3.2%
Advertising Promotion                                   900,000                   7.6%        1,100,000                  3.7%
Online Auction Expenses                               1,500,000                  12.7%        1,500,000                  5.0%
Domain Name                                             500,000                   4.2%          500,000                  0.5%
Hardware                                              1,500,000                  12.7%        5,700,000                 10.0%

General and Administrative Expenses

Officers' Salaries and Related                          300,000                   2.5%          450,000                  1.5%
Benefits (2)
Support Personnel (3)                                 1,000,000                   8.4%        1,500,000                  5.0%
Office Rent                                             100,000                   0.8%          150,000                  0.5%
Accounting and Legal                                    200,000                   1.6%          300,000                  1.0%
Travel and Related Expenses                             100,000                   0.8%          150,000                  0.5%
Working Capital and Contingency                       2,540,000                  21.5%       10,025,000                 34.0%
TOTAL                                                11,770,000                 100.0%       29,425,000                100.0%

(1) See Business
(2) See Management: Executive Compensation
(3) See Business: Employees



Our projected expenditures are estimates or approximations only. To the extent that the proposed expenditures cannot be achieved for the scheduled amounts, we may draw supplemental amounts required from other categories of estimated expenses, if available, or derived from additional financing, of which we have no assurance. Any amounts which we don't expend for scheduled purposes we will use as general working capital.


                        DIRECTORS AND EXECUTIVE OFFICERS
                      AND SIGNIFICANT MEMBERS OF MANAGEMENT

     (a) The following table furnishes the information concerning our directors and officers as of June 30, 2000. Our directors are elected every year and serve until their successors are elected and qualify.

NAME                                AGE                       TITLE                     TERM

Xiao-qing Du                        29               President of Subsidiary            Annual
                                                     Infornet Investment Corp.
                                                     and Director                       Annual

S.Y.  Marc Hung                     55               President and Director             Annual

Ernest Cheung                       49               Director and Secretary             Annual

Maurice Tsakok                      48               Director                           Annual

Xin Wei                             30               President of Xin Hai               Annual
                                                     Technology Development Ltd.
                                                     (Our joint venture partner in China)

     On March 10, 1999 Jing Liang resigned as a director.

     On April 6, 1999, Xiao-qing (Angela) Du resigned as President of Xin Net Corp. Messrs. Maurice Tsakok and Marc Hung were elected to the board of directors. Marc Hung was appointed to the position of President.

     The following table sets forth the portion of their time the Directors devote to our company:

    Ernest Cheung             25%               Angela Du                 100%
    Marc Hung                 100%              Maurice Tsakok            25%

     The term of office for each director is one (1) year, or until his/her successor is elected at our annual meeting and is qualified. The term of office for each officer of our company is at the pleasure of the board of directors.

     The board of directors had neither a nominating nor auditing committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

         (b)  Identification of  Significant Employees.

     Strategic matters and critical decisions are handled by our directors and executive officers of our company, Marc Hung, Xiao-qing Du, Ernest Cheung and Maurice Tsakok. Day-to-day management is delegated to Xiao-qing (Angela) Du, Marc Hung in Canada and Xin Wei in China. Du and Wei are employees of the wholly-owned subsidiary, Infornet Investment Corp. Xin Wei occupies the position of President of Xin Hai Technology Development, Ltd. and is also a director of the Placer joint venture. His time is split approximately 60% Xin Hai (operations) and 40% Placer (strategies, planning, business development).

         (c) Family Relationships. Xiao-qing Du and Xin Wei are husband and wife.

         (d) Business Experience.

     The following is a brief account of the business experience during the past five years of each of our directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which the occupation and employment were carried on.

     XIAO-QING (ANGELA) DU, President of subsidiary Infornet Investment Corp. and Director, age 29, was President and Director of our company from 1996 to April 1999. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan Canada. She has been Business Manager of China Machinery & Equipment I/E Corp. (CMEC) from 1992 to 1994. She is now President of Infornet Investment Corp., our wholly owned subsidiary in Canada, and remains a director of our company.

     ERNEST CHEUNG, Secretary and Director, age 49, has been Secretary of our company since May 1998. He received a B.A. in Math in 1973 from University of Waterloo Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a Director of our company since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Spur Ventures, Inc. since 1997, Richco Investors, Inc. since 1995 and Drucker Industries, Inc. since 1997.

     MARC HUNG,  B.A.Sc.(E.E.),  M.A. Sc. (E.E.)  University of Montreal (1969 &
1971), President and Director, age 55, has been President of our company since April 6, 1999. From May 1992 to April 1997, Marc Hung was director of Power System Technology, a division of Institut de Recherche en Electricite du Quebec
(IREQ), Hydro-Quebec's Research Institute. His main tasks consisted of general management, networking, promotion of the division's technological products and services and negotiations with potential partners for spinning off promising innovations. The field of responsibility included, amongst others, software products and services, software engineering and telecommunications technology. From May 1997 to June 1998, he was loaned by Hydro-Quebec to the Canadian Centre for Magnetic Fusion (CCFM), a fundamental research entity formed by Hydro-Quebec, the Institut National de Recherche Scientifique (INRS) and (up to March 1997) Atomic Energy of Canada Ltd. Besides general management, his main mandate was to develop and propose a plan for the commercialization of the Centre's innovative products and services. From 1999 to date he has been President and principal of Sinhoy Management, Ltd. From July 1998 to March 1999, Mr. Hung was on sabbatical for personal reasons, but acted as a consultant to Xin Net.

     MAURICE TSAKOK, Director (since 1997), age 48, was employed from 1994 to 1996 by Sagit Mutual Funds, a mutual fund company, who as a vice-president was responsible for computer operations and research on global technology companies. From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems (MIS) (1976 Hofstra University).

     XIN WEI, age 30, is President of Xin Hai Technology Development Corp., the joint venture partner in Placer Technology Corp., our joint venture in China. Xin Wei graduated from Beijing Industry University in 1991 with a diploma in Computer Science. From 1991 to 1992 Xin Wei was a sales engineer of Beijing Sino-Soft Computer Institution. From 1992 to 1995 he was a Director of Beijing Xin Hai Technology Development Corp. From 1995 to 1996 he was a student in Canada, and also served as a director of Xin Hai Technology Development Corp.

EXECUTIVE COMPENSATION

         (a) Cash Compensation.

     Compensation  paid by us for all services  provided up to December 31, 1999
(1) to each of our executive officers and (2) to all officers as a group.

                    SUMMARY COMPENSATION TABLE OF EXECUTIVES

                        Cash Compensation             Security Grants
------------------------------------------------------------------------------

Name and      Year  Salary  Bonus  Consulting  Number Securities   Long Term
Principal                          Fees/Other  of     Underling    Compensation/
Position                           Fees ($)    Shares Options/     Option
                                                      SARs(#)
------------------------------------------------------------------------------

Xiao-qing Du  1997  20,000    0      0             0         0       0
President of  1998  20,000    0      0             0         0       0
Infornet      1999  27,474    0      16,000        0         0       0
Subsidiary

------------------------------------------------------------------------------
Marc Hung     1998       0    0      0             0                 0
President     1999       0    0      17,500        0         0       $4,500 (2)
------------------------------------------------------------------------------
Ernest Cheung, 1998      0    0      0             0         0       (1)
Secretary      1999      0    0      8,000         0         0       $385,000
------------------------------------------------------------------------------
Officers as a  1998 20,000    0      0             0         0
Group          1999 27,474    0      41,500        0         0       $389,500
                    (CDN)            (CDN)

     Effective on April 6, 1999, Marc Hung was appointed as President and Angela
X. Du resigned as our President. She is the President of Infornet Investment Corp., the wholly owned operating subsidiary in Canada.

     (1)Richco Investors, Inc. of which Mr. Cheung is an officer and director, and Mr. Tsakok is an officer and director, received 385,000 units for its services in structuring the private placement.

     (2) Compensation in the form of options at a below market price.

                   SUMMARY COMPENSATION TABLE OF DIRECTORS
                             (To December 31, 1999)

                        Cash Compensation             Security Grants
-----------------------------------------------------------------------------
Name and       Year    Annual   Meeting  Consulting    Number   Securities
Principal              retainer Fees ($) Fees/Other    of       Underlying
Position               Fees ($)          Fees($)       Shares   Options/SARs(#)
                                                       (#)
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Xiao-qing Du,  1998    0          0        0           0           0
Director       1999    0          0        0           0           0
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Jing Liang,    1998    0          0        0           0           0
Director       1999    0          0        0           0           0
(resigned in
1999)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Marc Hung      1999    0          0        0           0           $4,500 (2)
Director
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Ernest Cheung, 1998    0          0        0           0           0
Director       1999    0          0        0           0           $385,000(1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Maurice Tsakok 1999    0          0       14,000 CDN   0           $385,000(1)
------------------------------------------------------------------------------
Directors as a 1999    0          0       14,000 CDN   0           $389,500
group
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) See note (1) under Compensation Table of Executives
(2) See note (2) under Compensation Table of Executives

No director, except for those who are also officers as listed above, received any compensation in 1998.

         Effective on May 1, 1998, Jing Liang resigned from his position as Secretary. Ernest Cheung was appointed Secretary as of the same date.

         Effective  March 10,  1999  Jing  Liang  resigned  as  director.

         Effective on April 6, 1999, Mr. Marc Hung and Mr. Maurice Tsakok were elected as directors of the board.

         (e) Termination of Employment and Change of Control Arrangements. None.

         (f) Stock purchase options:

     On February 26, 1999, stock options for a total of 480,000 shares at $.40 per share we granted to officers and employees (or persons who became officers) that had contributed to our success of the company in the past: Marc Hung (150,000 shares) and Xin Wei (330,000 shares) (Note: Mr. Wei is not an officer, but an employee of our subsidiary, Infornet Investment Corp.) All share options were exercised as of April 6, 1999.

     On November 12, 1999 we granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by us in 1999, as follows:

         (a) 262,000 options to Gemsco Management Ltd. for designing and implementing the Company's corporate website, advising on technological matters, researching the technology sector and for services as a director;
         (b)      262,000  options  to  Farmind  Link  Corp.  for their  role as advisor on strategic issues, technology market trends, and financial and capital market issues;
         (c)      262,000   options   to  Sinhoy   Management  Ltd.   for  their
                  contributions to the general management of our company, investor relations, technological matters and for services as a director;
         (d) 212,000 options to Lancaster Pacific Investment, Ltd. for their contributions in the areas of regulatory matters, Chinese market conditions and strategies aimed at penetrating that market;
         (e) 50,000 options to Ernest Cheung for services rendered as secretary and director;
         (f) 20,000 options to Yonderiche International Consultants Ltd. for services rendered in matters regarding Chinese government policies and regulations; and
         (g) 1,068,000 options to a group of persons who made key contributions to the successful continued development of the business in the PRC and helped Xin Hai Technology Development Ltd. achieve excellent operational results during the year. The breakdown of the 1,068,000 options is to be determined at a later date.

     The average closing price of our stock for the five trading days ended on November 12, 1999 was $1.28 per share. The closing price for our stock on November 12, 1999 was $1.187 per share.

     Section 16(a) of the Securities Exchange Act of 1934, requires our officers and directors, and persons who own more than 10% of a registered class of our securities, to file reports of ownership and changes in ownership of our equity securities with the SEC and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the SEC regulation to furnish our company with copies of all Section 16(a) information that they file.

     Some of our officers and directors will not devote more than a portion of their time to the affairs of the company, although Marc Hung and Angela Du devote full time to our company. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of these persons will be available to us or that they can be obtained upon terms favorable to us.

     There is no procedure in place which would allow our officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.


              SECURITY OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT


     (a) Beneficial owners of five percent (5%) or greater, of our common stock:
The following sets forth information with respect to ownership by holders of more than five percent (5%) of our common stock known by us based upon 21,360,010 shares outstanding at September 30, 2000, and in the event of exercise of all options for our stock.


Title of        Name and Address                           Amount of                 Percent of          If "A"         If "B"
Class           of Beneficial Owner                        Beneficial Interest       Class               warrants       warrants
                                                                                                         exercised*     exercised**
-----------------------------------------------------------------------------------------------------------------------------------

Common          Xiao-qing Du
Stock           #2754 Adanac St.                           2,760,000                 12.9%               10.0%          8.3%
                Vancouver, BC V5K 2M9                      (2)

Common          Richco Investors, Inc.                     5,824,500                 24.0%               20.2%          17.4%
Stock           Ste. 830-789 West Pender St.               (1)(3)(9)(10)
                Vancouver, BC V6C 1H2

Common          Ernest Cheung                              5,562,500                 23.4%               19.3%          16.7%
Stock           Ste. 830-789 West Pender St.               (1)(3)(5)(8)(9)(10)
                Vancouver, BC V6C 1H2

Common          Maurice Tsakok                             5,204,500                 21.8%               18.9%          15.5%
Stock           Ste. 830-789 West Pender St.               (1)(3)(6)(10)
                Vancouver, BC V6C 1H2



     (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group, at September 30, 2000, and in the event of exercise of all options for our stock.


Title of        Name and Address                            Amount of                 Percent of         If "A"         If "B"
Class           of Beneficial Owner                         Beneficial Interest       Class              warrants       warrants
                                                                                                         exercised*     exercised**
----------------------------------------------------------------------------------------------------------------------------------
Common          Xiao-qing Du (Director)                     2,760,000                 12.9%              10.0%          8.3%
Stock           2754 Addnac St.                            (2)
                Vancouver, B.C.  V5K 2M9

Common          Ernest Cheung                               5,562,500                 23.4%              19.3%          16.7%
Stock           (Secretary & Director)                     (1)(3)(5)(8)(10)
                (See Richco Investors above)



                                       61



Common          Maurice Tsakok                              5,204,500                 21.8%              18.9%          15.5%
Stock           (Director)                                 (1)(3)(6)(10)
                (See Richco Investors above)


Common          S.Y. Marc Hung (President & Director)         540,000                  2.47%              1.99%          1.6%
Stock           Ste. 830-789 W. Pender St.                 (4)(7)(10)
                Vancouver B.C.  V6C 1H2

Total for officers and directors as a group                 6,102,500                 24.7%              20.9%          18.1%

(1) Richco Investors, Inc., owns 2,772,500 shares. Messrs. Cheung and Tsakok are officers, directors and beneficial owners of Richco Investors Inc. For purposes of this table, the shares owned by Richco are deemed owned by Mr. Cheung and Mr. Tsakok, individually.

(2) As an officer Ms. Du may participate in the company stock option plan and receive options to purchase shares, but the amount is indeterminate at this time, since options are awarded by the Award Committee.

(3) Richco Investors has 1,085,000 "A" warrants to purchase shares of common stock and has 1,085,000 "B" warrants to purchase shares of common stock *.

(4) Marc Hung has 80,000 "A" warrants to purchase shares of common stock and he has 80,000 "B" warrants to purchase shares of common stock.*

(5)  Ernest Cheung has 50,000 options to purchase shares at $1.30.

(6)  Maurice Tsakok has 262,000 options to purchase shares at $1.30.

(7)  Marc Hung has 262,000 options to purchase shares at $1.30.

(8) Ernest Cheung is President of Development Fund II of Nova Scotia, Inc. which owns 190,000 common shares and 190,000 "A" warrants (and potentially "B" warrants).

(9)  Includes  all shares of Richco  Investors,  Inc.,  Ernest  Cheung,  Maurice
     Tsakok, and Development Fund II of Nova Scotia since there is common control.

(10) Assumes exercise of all warrants and options within 60 days pursuant to Rule 13(d)3(d)(i).


*If all "A" warrants for units are exercised.
**If all "B" warrants for shares are exercised.

Compensation Committee

     We established a Compensation Committee on October 5, 1999 which consists of two directors, Marc Hung and Ernest Cheung. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of our officers and directors.

Committees of our Board of Directors

     Audit Committee. On August 31, 1999, our Board of Directors established an Audit Committee, which consists of two directors, Marc Hung and Ernest Cheung. Our Audit Committee will be charged with recommending the engagement of independent accountants to audit our financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by our Audit Committee and our Board of Directors.

DIRECTOR RENUMERATION

     All of our directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We have granted options to directors under our Stock Incentive Plan subsequently adopted.

                     RELATIONSHIPS AND RELATED TRANSACTIONS



     We have made loans to the Placer joint venture during the year 1999. These loans bear 0% interest and are payable on demand. At September 30, 2000 the cumulative amount of the loans was $2,588,021.



     On February 20, 1997, we issued 4,000,000 shares of common stock for services rendered at $.001 per share to 15 shareholders, none of whom were affiliated or shareholders. The following shareholders received shares equal to or greater than 5% of the then outstanding shares: Xin Wei - 750,000 shares. Xin Wei was awarded 750,000 shares as founder of Xin Hai Technology Development Ltd. and for obtaining the necessary ISP permit, business license and MOFTEC approval on February 20, 1997. We received no cash from the issuance of the shares. Mr. Wei is President of Xin Hai Technology Development, Ltd., our joint venture partner in China.

     In 1997, we issued 5,000,000 shares of common stock to acquire the wholly owned subsidiary, Infornet Investment Corp. (Canada) to X. Qing (Angela) Du - 4,000,000 shares and Jing Liang - 1,000,000 shares.

     On August 25, 1997, through the wholly-owned subsidiary, Infornet Investment Limited (Hong Kong), we formed a cooperative joint venture called Placer Technologies Corp. (a limited liability company) with Xin Hai Technology Development Ltd. (a People's Republic of China Corporation) as a partner, for a term of twenty (20) years. Xin Hai Technology Development Ltd. (Xin Hai) is engaged in the business of developing computer hardware, software, and telecommunication network technology, owning and operating internet Service Providers, and providing consultation and training services.

     On February 26, 1999, stock options for a total of 1.4 million shares at $.40 per share were granted to parties that had contributed to the efforts of our company in the past. The option recipients were Lancaster Pacific Investment Ltd., Tandoor Holdings Limited, Marc Hung, Kun Wei and Xin Wei. All 1.4 million share options were exercised as of April 6, 1999.

                  (1) Tandoor Holdings was instrumental in the formation of our company. It prepared the original business plan for Xin Hai Technologies and helped in the structuring of the Xin Hai/Infornet joint venture. It also helped in presentations to potential investors.

                  (2) Lancaster Pacific introduced the Shenyang office team to Xin Hai and contributed to the establishment of our second operating location. It also helped in the design of the accounting and management information systems for Xin Hai.

                  (3) In February 1999, Marc Hung, who was neither an officer nor director but since has become President and Director, was granted and exercised (in March, 1999) an option to purchase 150,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for services rendered since July 1998 as our advisor in matters relating to management, technology and strategies.

                  (4) In February 1999, Kun Wei, a shareholder, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for contributing to the success of our joint venture, in particular with regards to technology development and implementation.

                  (5) In February 1999, Xin Wei, a shareholder, who is President of Xin Hai Technology Development, Ltd., our Placer joint venture partner, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common at $.40 per share. The option to purchase shares was granted to him for contributing to the success of our joint venture, in particular with regards to general management of Xin Hai Technology Development Ltd., business development and governmental relations.

                  (6) In May 1999, Marc Hung, President and Director, purchased 80,000 units of the private placement at the $1.00 offering price. Richco Investors, Inc., a public company of which both Messrs. Ernest Cheung and Maurice Tsakok are directors, officers and shareholders and purchased 700,000 units in the private placement at $1.00 per unit in May 1999.

     On September 17, 1999 385,000 units were issued to Richco Investors, Inc. as a consulting fee for services rendered in structuring the unit placement in May 1999. Richco Investors is an affiliate of us through share ownership, and Ernest Cheung and Maurice Tsakok are officers and directors of Richco. Mr. Cheung is our Secretary and Director and Mr. Tsakok is a Director.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     Clancy & Co. P.L.L.C. completed the audit of the balance sheets as of December 31, 1998, and 1999 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998, and 1999. The Independent Audit Report for 1997 contained an opinion which included a paragraph discussing uncertainties related to our continuation as a going concern. In connection with these prior audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former Accountant, would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).


                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Our Articles of Incorporation as amended authorize the issuance of 50,000,000 shares of common stock at $.001 par value. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of common stock are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably the net assets of us available to stockholders after distribution is made to the creditors. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

                                    WARRANTS

     We have issued 5,500,000 warrants as part of our unit private placement in May 1999. Each warrant entitles the holder to purchase, on or before March 31, 2001, one (1) additional unit at a price of US $2.00 per unit, each unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) common share of the Issuer at a price of US $5.00 per share on or before March 31, 2002. On September 17, 1999 we issued 385,000 warrants to Richco Investors, Inc. for services rendered in structuring the private placement in May 1999.

                             REPORT TO STOCKHOLDERS

     We shall make available annual reports to a stockholders containing audited financial statements reported upon by our independent auditors. We intend to release unaudited quarterly and other interim reports to our stockholders as we deem appropriate.

                          TRANSFER AGENT AND REGISTRAR

     Holladay Stock Transfer, Inc. is the transfer agent and registrar for all of our securities, including the $.001 par value common stock.


                       LIMITATIONS ON DIRECTOR LIABILITY

     Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by law. We have also entered into agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

     The Board of Directors may alter, amend or repeal our Bylaws by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders. The shareholders may also adopt, repeal, or amend, our Bylaws by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

                              PLAN OF DISTRIBUTION

     The shares of common stock have been registered for offer and sale from time to time by selling stockholders to purchasers directly or through agents, brokers or dealers. These sales may be made in the over-the-counter market or otherwise at market prices then prevailing or in negotiated transactions. No selling stockholder is obligated to sell any common stock pursuant to this prospectus.

     Selling stockholders and any brokers or dealers participating in the registration of the shares of common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We are not aware of any arrangement among selling stockholders to sell or refrain from selling any shares of common stock.

     Expenses in connection with the registration of the shares of common stock pursuant to this prospectus, including fees and expenses of our legal counsel and independent auditors, filing fees and printing expenses, will be borne by us. Selling stockholders will bear additional legal expenses that they incur, if any, as well as commissions and discounts received by brokers or dealers in connection with the sale of shares of common stock. We have agreed to indemnify selling stockholders against civil liabilities in connection with the Registration Statement of which this prospectus is a part (the "Registration Statement"), including liabilities under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities for specified periods prior to the commencement of the distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of common stock by selling stockholders.

     Selling stockholders, Marc Hung, Ernest Cheung, Richco Investors, Inc., Maurice Tsakok and Development Fund of Nova Scotia, and any broker-dealer who acts in connection with the sale of shares of these persons or entities will be deemed to be "underwriters," as that term is defined in the Securities Act. Our selling stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their shares of common stock and commissions or discounts will not be paid or assumed by us.

                              SELLING STOCKHOLDERS

     Our Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford our holders of shares of common stock being registered, the opportunity to sell the shares of common stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

     We are registering outstanding shares of common stock owned by selling shareholders under the Securities Act and shares underlying "A" warrants and "B" warrants. The registration fee related to the registration of these shares is being paid by us. The selling shareholders will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The selling security holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the selling security holders or as a result of private negotiations between buyer and seller. We will not be assisting the selling security holders in selling their shares. We intend to deliver to the selling security holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of the shares now held by selling shareholders, but will receive $2.00 per share upon exercise of "A" warrants and $5.00 per share upon exercise of "B" warrants.

     All of the selling security holders are listed below. We are registering the specified shares owned by each selling security holder (concurrent with the effectiveness of the Registration Statement) and common shares underlying "A" warrants and "B" warrants. If all of the selling security holders are successful in offering all of their shares currently owned, they will own no shares, but may retain warrants to purchase units or shares until warrants are exercised. Several selling security holders have held positions or offices with us or have material relationships with us, as noted in the footnotes.

                               Shares owned                                                                          Percentage of
NAME & ADDRESS                 before offering       Number                          Shares Underlying               Common owned if
                              (excluding warrants)  of shares offered           A warrants       B warrants          all shares and
                                                                                to be offered    to be offered       warrant shares
                                                                                                                     are sold
-----------------------------------------------------------------------------------------------------------------------------------

Mitsukiku Investments Ltd          86,400             86,400                    625,000          625,000                0%
PO Box 428 Les Braves House,
Les Banques
St. Peter Port
Guernsey 4V1 3W2

Tandoor Holdings Ltd              470,000            470,000                    570,000          570,000                0%
20D Primrose
Mansion
Taikooshing
Hong Kong

Richco Investors Inc.           2,772,500          1,085,000  (1)(3)          1,085,000        1,085,000                6%
830-789 West Pender Street
Vancouver B.C., Canada V6C 1H2  5,824,500(4)       1,275,000 (4)              1,275,000(4)     1,275,000(4)             6%(4)

Development Fund II of
Nova Scotia Inc.                  190,000            190,000 (1)(3)             190,000          190,000                6%
c/o Richco Investors Inc.
830-789 West Pender Street
Vancouver B.C., Canada V6C 1H2  5,824,500(3)(4)    1,275,000 (4)              1,275,000(4)     1,275,000(4)             6%(4)

Mr.  Minhas Sayani                      0                 0                     75,000           75,000                 0%
PO Box 30020 Dubai
United Arab Emirates



                                       69


Xerxes Venture Capital Fund Ltd.   50,000            50,000                     50,000           50,000                 0%
PO Box 88 I Grenville St.
St.  Helier, Jersey
JE4 9PF UK

Goldpac Investment Fund                 0                 0                     40,000           40,000                 0%
16D 139 Drake St
Vancouver B.C.
V6Z 2T8 Canada

Nottinghill Resources Ltd.              0                 0                     50,000           50,000                 0%
Mareva House 4 George St.
Nassau, Bahamas

Mr. Allan Slaughter                     0                 0                     10,000           10,000                 0%
1368 Madrona Dr.
Bay, B.C. V9P 9C9 Canada

Mr.  David Atkinson                 7,500            7,500                      7,500            7,500                  0%
4590 Keith RD
West Vancouver B.C.
V7W 1W2 Canada

Mr.  Michael Atkinson               7,500            7,500                      7,500            7,500                  0%
#210 1315 W.  11th Ave.
Vancouver B.C.
V6H 1K7 Canada

Mrs.  Juanita L.  Po                5,000            5,000                      5,000            5,000                  0%
842 Clements Ave.
North Vancouver B.C.
V7R 2K7 Canada

Mr.  Joseph Go and                 10,000            10,000                     10,000           10,000                 0%
Mrs.  Babs Po
1045 Montroyal Blvd.
N.  Vancouver 13C
V7R 2H5 Canada

Merseyside Int'l Ltd.              95,000            95,000                    120,000          120,000                 0%
Room B, 19/FTunghip Comm'l
244-252 Des Vocux Rd.
Central, HK

Finten Bank Zurich                100,000           100,000                    100,000          100,000                 0%
Claridenstrasse 35
CH-8002, Zurich, Switzerlan

                                       70



Bradstone Equity Partners Inc.    200,000            200,000                    200,000          200,000                0%
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

403401 B.C.Ltd.                         0                  0                    150,000          150,000                0%
#638-375 Water St.,
Vancouver B.C. V6B 5C6 Canada

Silver Shadow Investments Ltd.     20,000            20,000                     20,000           20,000                 0%
PO Box546 28-30 The Parade
St.  Helier Jersey
Channel Islands

Cayman Islands Securities Ltd.          0                 0                     80,000           80,000                 0%
PO Box 2835 G.T.
Grand Cayman, BWI

Chelsea Capital Corp.              50,000            50,000                     70,000           70,000                 0%
#200-750 W.  Pender St.
Vancouver B.C.
V6C 1B5 Canada

Mr. Carlo K. Rahal                      0                 0                     25,000           25,000                 0%
6410 Charing Crt.
Burnaby B.C.
V5E 3Y3 Canada

Mr. David M. Lyall                      0                  0                    100,000          100,000                0%
6745 W.  Blvd
B.C.V6P 5R8 Canada

Ms.  Linda A.  Massie                   0                 0                     10,000           10,000                 0%
305-1750 West 13th Ave
Vancouver B.C.
V6J 2H1 Canada


                                       71




Mr.  Marc Hung                    118,000            80,000  (2)                80,000           80,000                 .12%
(President & Director)
6- 1200 Brunette Ave.
Coquittam B.C.
V3K 1G3 Canada

Clariden Bank,                    180,000            180,000                    180,000          180,000                0%
Claridestrasse 26,
8002 Zurich
Switzerland

Mr. Brian Findlay                       0                 0                     50,000           50,000                 0%
29433 Simpson Rd,
Abbotsford, B.C.
V6C I H9 Canada

Mrs. Hazel L. Allington             3,500            3,500                      3,500            3,500                  0%
4614 Woodgreen Dr.
West Vancouver B.C.
V7S 2V2 Canada

Ms. Sharon Allington                1,500            1,500                      1,500            1,500                  0%
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Orbit Leasing Corp.                     0                 0                     90,000           90,000                 0%
310-1324 17th Ave.  SW
Calgary Alberta
T2T 5S8 Canada



                                       72



Taylor Oil Products Ltd.                0                 0                     80,000           80,000                 0%
PO Box 1062 GT
Grand Cayman.
B.W.I.

Caribbean Avionics Ltd.                10                 10                    279,990          280,000                0%
PO Box 599
Carribean Place Providenciales,
Turks & Caicos Is.

Yonderiche
International Consultant           15,000            15,000                     15,000           15,000                 0%
102-1318 West 6th Ave.
Vancouver, B.C.
V6H 1A7 Canada

Ms.  Jane Lee Kennedy               1,500            1,500                      1,500            1,500                  0%
1253 Hunter Rd
Delta B.C.
V4L 1Y9 Canada

Mrs. Billee Davidson               10,000            10,000                     10,000           10,000                 0%
3902 West 38th Ave.
Vancouver B.C.
V6N 2Y6 Canada

Mr.  F.  Goelo                    120,000            120,000                    120,000          120,000                0%
PO Box 10910
Grand Cayman
Cayman Islands
B.W.I.

Aberdeen Holdings Ltd.                  0                 0                     50,000           50,000                 0%
60 Market Square
Belize City
Belize

Mr.  Ken Aloysius Kow              16,000            16,000                     16,000           16,000                 0%
Ms.  Dannie Kow
2957 East 56 Ave
Vancouver B.C.
V5S 2A2 Canada

                                       73


Mr.  Floyd Hill                         0                 0                     25,000           25,000                 0%
1800-609 Granville St.
Vancouver B.C.
V7S IC4 Canada

Ms.  Linda Collins                      0                 0                     25,000           25,000                 0%
3939 W.  38th Ave
Vancouver B.C.
V6N 2Y7 Canada

Mr.  Patrick C.  Lincoln            5,000            5,000                      5,000            5,000                  0%
17 Leacock CT
Thornhill ON
L3T 6X9 Canada

Mr.  Rodney B.  Johnston           25,000            25,000                     25,000           25,000                 0%
17412-29th Ave.
S.  Surrey B.C.
V4P 9R1 Canada

Mr.  L.  C.  Allington             50,000            50,000                     50,000           50,000                 0%
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Mr.  Hugh Cooper                        0                 0                     10,000           10,000                 0%
425 Rabbit Lane
West Vancouver B.C.
V7S 1J1 Canada

Ms.  Sharon Cooper                      0                 0                     40,000           40,000                 0%
425 Rabbit Lane
West Vancouver 13C
V7S 1J1 Canada

J.F.  Yang Capital Corp.                0                  0                    250,000          250,000                0%
15 Starling House
Charlbert St.London
NW8 7BS UK

                                       74


Mr.  Brent Petterson                    0                0                      2,500            2,500                  0%
603-1500 Ostler Court,
North Vancouver B.C.
V7G 2S2 Canada

Prism Holdings Inc.                     0                 0                     25,000           25,000                 0%
PO Box 150,
Design House,
Providenciales,
I Turks & Caicos Islands B.W.I.

Ms. Christine Smith                     0                 0                     10,000           10,000                 0%
#314-3738 Norfolk St.
Burnaby B.C.
V5G 4V4 Canada

First Nevisian Stockbrokers Ltd.        0                 0                     40,000           40,000                 0%
Barclays Building,
Maw St. Charlestown Nevis
B.W.I.

Tedburn Ltd.                            0                  0                    150,000          150,000                0%
2C Engineers Road,
Gibraltar

J.R.  Ing Associates               35,000            35,000                     35,000           35,000                 0%
130 Adelaide St.  West
Toronto ON
M5P I G6 Canada

Sirhc Holdings, Ltd.                    0                  0                    150,000          150,000                0%
9 Church St.
Hamilton Hm11
Bermuda

A&E Capital Funding Inc.          100,000            100,000                    250,000          250,000                0%
2300 Yonge St.  Suite 3000
Toronto ON
M4P 1E4 Canada

                                       75



Thesis Group Inc.                 150,000            150,000                    150,000          150,000                0%
19 Hanover Terrace Regents Park
London
NW1 4RJ UK

Mr. Barry Fraser                        0                  0                    15,000           15,000                 0%
1300-777 Dunsmuir St.
Vancouver B.C.
V7Y I K2 Canada

Mr. William Adams                       0                  0                    10,000           10,000                 0%
PO Box 92240102
Skyline Pl.
Garibaldi Highlands
Vancouver B.C.
VON 1TO Canada

Mr. Fred TSE                       40,000             40,000                    40,000           40,000                 0%
186 Stevens Dr.
West Vancouver B.C.

CIMAX TECHNOLOGIA SA              250,000            250,000                         0                0                 0%
Chrienweg 6 Ch 8126
Zumikon, Switzerland

TOTAL                                                4,733,910 shares

(1) Richco Investors is a public company of which Ernest Cheung and Maurice Tsakok are directors. Richco owns a total of 2,772,500 shares plus 2,170,000 warrants for additional units of our stock.

(2)  Marc Hung is President and a Director of our company.

(3) Development Fund II of Nova Scotia, Inc. has Ernest Cheung as President. Richco Investors, Inc. has non-voting shares of the Fund, but does not control the Board. Mr. Cheung is an officer and director of Xin Net Corp.

(4) Assumes that Richco Investors, Inc. and Development Fund II of Nova Scotia, Inc. are aggregated due to Ernest Cheung being an officer of both companies (under Reg. 13d-3).

                         DETERMINATION OF OFFERING PRICE

     There has been a very limited market for the shares of our common stock. The offering price will be based upon the market price at the time of sale of shares now outstanding. There is no direct relation between any price and the assets, book value, shareholders' equity or net worth of our company.

                                  LEGAL MATTERS

     The law firm of Michael A. Littman, 7609 Ralston Road, Arvada, Colorado 80002, has acted as our counsel in connection with this Offering.

                                     EXPERTS


     Our financial statements as of December 31, 1998, December 31, 1999 and September 30, 2000 have been included in the Registration Statement in reliance upon the report of Clancy & Co., P.L.L.C., independent auditor, and upon the authority of said firm as experts in accounting and auditing.


                         WHERE YOU CAN FIND INFORMATION

         We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, you may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

IN ADDITION, WE FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                     PART II

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

                  Legal Fees                                  $35,000*
                  Accounting Fees                             $15,000*
                  Filing Fees                                 $15,000*
                  Printing & Engraving
                  share certificates and prospectuses         $10,000*
                  Non-Accountable Expenses                    $10,000*

                  (*  Estimates Only)

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Within the last three (3) years, the following sales have been made of the Company's $.001 par value voting common stock. Consideration received is shown.

                                             1996 YEAR PURCHASERS LIST
NAME & ADDRESS                              DATE OF           NUMBER            CONSIDERATION             PRICE
                                            PURCHASE          OF SHARES                                   PER
                                                                                                          SHARE
-------------------------------------------------------------------------------------------------------------------------
Sinh Le
1403- 4300 Mayberry St.  Burnaby,
B.C.  V5H-4A4                               12/11/96          1000              $250                      $.25

Terrence Johnson
1403- 4030 Mayberry St.  Burnaby,
B.C.  V5H-4A4                               12/11/96          1000              $250                      $.25

Kashmir Singh
1025- Augusta Ave, Burnaby,
B.C.  V5A-1K3                               12/11/96          2000              $500                      $.25



                                       78



Noah Natovitch
121-3280 E.  58th Ave, Vancouver,
B.C V5S-3T2                                 12/11/96          1000              $250                      $.25

Todd H.  Weaver
2000 South Ocean Lane #11,
Ft.  Lauderdale FL 33316                    12/11/96          4000              $1,000                    $.25

Fleet Sparrow, Inc.
7 Prince Street, P.O.  Box 1117,
Belize City, Belize                         12/11/96          2000              $500                      $.25

David Mundie
2419 TreeTop Lane, N.  Vancouver,
B.C.  V2H-2K6                               12/11/96          2000              $500                      $.25

Redbrook Creek Corp
7 Prince St.  P.O.  Box 1117,
Belize City, Belize                         12/11/96          2000              $500                      $.25

Wes Janzen
#100- 8500 Alexandra Road,
Richmond, B.C.  V6X-1C4                     12/11/96          2000              $500                      $.25

Wes Kroeker
#100- 8500 Alexandra Road,
Richmond, B.C.  V6X-1C4                     12/11/96          2000              $500                      $.25

L.  James Harder
5512 Okanagan N.  Ave., Site 1B
Camp 11, Vernon B.C.V1T-6Y5                 12/11/96          2000              $500                      $.25

Kari - Anne Chase
85 Walnut Crescent, Whitehorse,
Yukon Y1A-5C7                               12/11/96          2000              $500                      $.25

Steven Giles
309-727 Hughton Road, Kelowna,
B.C.  V1X-7J7                               12/11/96          1000              $250                      $.25

Robert N.  Hatton
1830 Large Ave, RR #5 S-17B, C-53,
Kelowna, B.C.  V1X-4K4                      12/11/96          1000              $250                      $.25

                                       79



Adrian Klien
575 Perry Road, Kelowna,
B.C.  V1X-1J1                               12/11/96          1000              $250                      $.25

Lamber Dhaliwal
3556 Calder Ave, N.
Vancouver, B.C.                             12/11/96          2000              $500                      $.25

Biro Dhaliwal
3556 Calder Ave, N.
Vancouver, B.C.                             12/11/96          2000              $500                      $.25

Doris Mackney
Box 44021, Oyama,
B.C.  V4V01ZS                               12/11/96          2000              $500                      $.25

Stephane Martin
1704 Smithson Dr., Kelowna,
B.C.  V1Y-4E3                               12/11/96          1000              $250                      $.25

Guy Martin
1704 Smithson Dr., Kelowna,
B.C.  V1Y-4E3                               12/11/96          1000              $250                      $.25

Lawrence Kit
Box 32, Vegreville,
Alberta, T9C-1R1

Mervyn Kit
6604-132 A/ Ave.
Edmonton, AB T5C-2 B.C.                     12/11/96          1000              $250                      $.25

Emil Kit
5365 Bogette Place
Kamloops, B.C.  V2C-6B2                     12/11/96          1000              $250                      $.25

Robert Thompson
14250 Middlebench Rd,
Oyama, B.C.  V4V-2B9                        12/11/96          1000              $250                      $.25

Bob Mackney
P.O.  Box 44021,
Oyama, B.C.  V4V-1Z5                        12/11/96          11,000            $2,750                    $.25

                                       80



Dean Mackney
11574 Artela Rd,
Winfield, B.C.  V4V-1H4                     12/11/96          1000              $250                      $.25

Robert Brown
13525 Lake Pine
Winfield B.C.  V4V-1A3                      12/11/96          1000              $250                      $.25

Susan Bozyk
109-980 Dilworth Dr,
Kelowna, B.C.  V1V01S6                      12/11/96          500               $125                      $.25

Cal McCarthy
10060 McCarthy Road,
Winfield, B.C.  V4V-1T1                     12/11/96          1000              $250                      $.25

Sheelagh Thompson
14250 Middllebench Road,
Oyama, B.C.  V4V-2B9                        12/11/96          1000              $250                      $.25

Tarif Mapara
1790 Boundary Rd,
Burnaby, B.C.  V5M-4M2                      12/11/96          1000              $250                      $.25

Saira Mapara
1790 Boundary Rd,
Burnaby, B.C.  V5M-4M2                      12/11/96          1000              $250                      $.25

Zaher Mapara
1576 Lodgepole Pl,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

Mumtaz Mapara
1576 Lodgepole Pl,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

Riaz Mapara
1576 Lodgepole Pl,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

Fairous Mapara
1576 Lodgepole PI,
Coquitlam, B.C.  V3E-2V9                    12/11/96          1000              $250                      $.25

                                       81


Sam Mapara ITF:
Arman Mapara 2932
Blackbear Ct.  Coq, B.C.                    12/11/96          1000              $250                      $.25

Sam Mapara ITF:
Ariana.  Mapara 2932
Blackbear Ct.  Coq, B.C.                    12/11/96          1000              $250                      $.25

Anisha Mapara
2932 Blackbear Court,
Coquitlam, B.C.                             12/11/96          1000              $250                      $.25

Sameer Mapara
2932 Blackbear Court,
Coquitlam, B.C.                             12/11/96          1000              $250                      $.25

Tazmina MangaIji
8214 Lakeland Drive,
Burnaby, B.C.  V5A-4C9                      12/11/96          2000              $500                      $.25

Maidenhood MangaIji
8214 Lakeland Drive,
Burnaby, B.C.  V5A-4C9                      12/11/96          2000              $500                      $.25

Garry McColl
#1405-2020 Bell Wood Ave,
Burnaby, B.C.  V5B-4P8                      12/11/96          1000              $250                      $.25

Larry Kozak
1103-9595 Erickson Dr,
Burnaby, B.C.  V3J-7N9                      12/11/96          2000              $500                      $.25

Rob Kozak
1103-9595 Erickson Dr,
Burnaby, B.C.  V3J-7N9                      12/11/96          500               $125                      $.25

Garry Messer
25767 La Salina Pl,
Moreno Valley, CA 92551                     12/11/96          500               $125                      $.25

Sharon Delbridge
25767 La Salina PI,
Moreno Valley, CA 92551                     12/11/96          1000              $250                      $.25

                                       82



James M.  Lucas
P.O.  Box 872,
Blue Jay, CA 92317                          12/11/96          2000              $500                      $.25

Joe Gamache
1421 Barber Ct.
Bunning, CA 92220                           12/11/96          1000              $250                      $.25

Dustin Lee Sexton
8350 Magnolia Ave, Unit 125,
Riverside, CA 92504                         12/11/96          1000              $250                      $.25

Ramona Lee Sexton
3957 San Mateo,
Riverside, CA 92504                         12/11/96          1000              $250                      $.25

William Navarro
23403 Silver Strike Dr,
Canyon Lake, CA 92587                       12/11/96          2000              $500                      $.25

Jake Penner
1688 West 65th Ave,
Vancouver, B.C.  V6P-2R3                    12/11/96          2000              $500                      $.25

Vern Craig
1369 Compton Cres,
Tsawwassen, B.C.  V4L-IP8                   12/11/96          1000              $250                      $.25

Doug Maxwell
605 West Kent Ave,
Vancouver, B.C.  V6P-6T7                    12/11/96          1000              $250                      $.25

M.  Erik Nylin
RR6-S600, C36,
Courtenay, B.C.  V9N-8H9                    12/11/96          1000              $250                      $.25

Dorothy L.  Nylin
RR6-S600, C36,
Courtenay, B.C.  V9N-8H9                    12/11/96          500               $125                      $.25

Richard T, Wotruba
501 Las Alturas Rd,
Santa Barbara, CA 93103                     12/11/96          500               $125                      $.25

                                       83



Patricia A.  Wotruba
501 Las Alturas Rd,
Santa Barbara, CA 93 10-1                   12/11/96          1200              $300                      $.25

Bhupinder Mroke
5076 Victoria Dr,
Vancouver, B.C.  V5P-3T8                    12/11/96          1000              $250                      $.25

Jackueline Herauf
#56-28 Berwick Cres NW,
Calgary, AB T3K-IY7                         12/11/96          2000              $500                      $.25

Larry I Sandler D.D.S
272 Wolverine Lake Dr,
Wolverine Lake, MI 48390                    12/11/96          2000              $500                      $.25

Linda C.  Sandler
272 Wolverine Lake Dr,
Wolverine Lake, NU 483 90                   12/11/96          1000              $250                      $.25

D.  Percy Ryan
2423 37th Street SE,
Calgary, AB T2B-OZI                         12/11/96          2000              $500                      $.25

Jageero Singh
122 West Braemar Rd, N.
Vancouver, B.C.  V7N-2S8                    12/11/96          2000              $500                      $.25

Jagbir Johl
122 West Braemar Rd, N.
Vancouver, B.  C.  V7N-2 S 8                12/11/96          2000              $500                      $.25

Bob L.  Stobbe
9420 98A Ave,
Fort St John, B.C.  V 15-1 1R4              12/11/96          500               $125                      $.25

Britt L.  Weaver
6741 Alexandria Lane,
Charlotte, NC 28270                         12/11/96          500               $125                      $.25

Katherine H.  Weaver
6741 Alexandria Lane,
Charotte, NC 28270                          12/11/96          1000              $250                      $.25

                                       84


Dorilda Limoges
6509 Coach Hill Rd SW,
Calgary, A13 T2B-1H5                        12/11/96          1000              $250                      $.25

Vincent Luong
192 Saratoga Close NE,
Calgary, AB T 1 Y-7AI                       12/11/96          1000              $250                      $.25

Sigurd B.  Peterson
2671 MacDonald Dr,
Victoria, B.C.  V8N-1Y1                     12/11/96          1000              $250                      $.25

Dr.  John Dale
Box 499, Nelson, B.C.  VIL-5R3              12/11/96          1000              $250                      $.25

Diana Haschke
Box 489,
Nelson, B.C.  VIL-5R3                       12/11/96          1000              $250                      $.25

Errol Biebrick
104 Pinewind Close NE,
Calgary, AB TI 8-2H3                        12/11/96          1000              $250                      $.25

Bradley T.  Johns
4602- 45th Ave NE #3 29,
Tacoma, WA 98422                            12/11/96          1000              $250                      $.25

Bhupinder Mann
1182 E, 33rd Ave,
Vancouver, B.C.  V5V-3B3                    12/11/96          1000              $250                      $.25

Nirmal S.  Mann
1182 F.  33rd Ave,
Vancouver, B.C.  V5V-3B3                    12/11/96          1000              $250                      $.25

S.P.  Swadron
3914 W 11th Ave,
Vancouver, B.C.  V6R-2L2                    12/11/96          2000              $500                      $.25

Sylvia Moir
905 Signal Hill Green SW,
Calgary, AB T3H-2Y4                         12/11/96          1000              $250                      $.25

                                       85



John R.  Moir
214 555 Strathcona Blvd SW,
Calgary, AB T3H-2Z9                         12/11/96          1000              $250                      $.25

Charanjit S.  Parmar
17924-99A Ave,
Edmonton, AB T5T-3RI                        12/11/96          2000              $500                      $.25

Harjit K.  Parmar
17924-99A Ave,
Edmonton, AB T5T-3RI                        12/11/96          2000              $500                      $.25

Murray Bisset
11402-120 St,
Edmonton, AB T5G-2Y2                        12/11/96          2000              $500                      $.25

Tom Schreiber
14316-123 St,
Edmonton, AB T5X-3M2                        12/11/96          2000              $500                      $.25

Don Pierson
100 Nottingham Rd,
Sherwood Park, AB T8A-5M5                   12/11/96          2000              $500                      $.25

Usha Bibra
6112-34A Ave,
Edmonton, AB T6L-IE4                        12/11/96          1000              $250                      $.25

Sachin Bibra
6112-34A Ave,
Edmonton, AB T6L-1E4                        12/11/96          500               $125                      $.25

KamaIjit Lall
3664-31A St,
Edmonton, AB T6T-1H6                        12/11/96          500               $125                      $.25

Tajinder Chohan
165 W.  65th Ave,
Vancouver, B.C.  V5R-3T7                    12/11/96          73,300            $8,325                    $.25
                                                              ------            ------
TOTAL                                                         200,000           $50,000



     The offering and sales of the shares was made in reliance upon the exemptions contained in Rule 504 of Regulation D and Regulation S to offshore residents, and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (B.C. and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act).

1997                                                  PRIVATE PLACEMENT
SUBSCRIBER                                  DATE OF           CONSIDERATION             SHARES            PRICE
                                            PURCHASE                                                      PER
                                                                                                          SHARE
-----------------------------------------------------------------------------------------------------------------------
Balraj Mann                                 6/2/97            $40,000                   100,000           $.40
6228 Tiffany Blvd.
Richmond, B.C.  V7C 4Z2

Thesis Group Inc.                           6/2/97            $20,000                   50,000            $.40
19 Hanover Terrace
Regents Park
London, England NW1 4RT

Hare & Co.                                  6/2/97            $40,000                   100,000           $.40
EB.C.  Zurich AG
Bellariastrasse 23
8027 Zurich, Switzerland

Cayman Islands Securities Ltd.              6/2/97            $100,000                  250,000           $.40
P.0, Box 1062 GT
Grand Cayman
BWI

Strategic Lines Asset Management            6/2/97            $40,000                   100,000           $.40
3/F 73 Front Street
Hamilton HM NX
Bermuda

Floyd Hill                                  6/2/97            $29,000                   72,500            $.40
4557 - W, 8th Ave.
Vancouver, B.C.  V6R 2A4

Richard Angus                               6/2/97            $100,000                  250,000           $.40
1548 Marine Dr.
Vancouver, B.C.  V7V 1H8

                                       87



Taylor Oil Products                         6/2/97            $100,000                  250,000           $.40
Box 1062
3rd Floor, One Capital Place
Grand Cayman, BWI

Silver Shadow Investment Ltd.               6/2/97            $100,000                  250,000           $.40
P.O.  Box 546
St. , Helier, Jersey J E4 8XY
Channel Islands

Billee Davidson                             6/2/97            $25,000                   62,500            $.40
3902 - W.  38th Avenue
Vancouver, B.C.  V6N 2Y6

A.  Gregori Imports Ltd,                    6/2/97            $60,000                   150,000           $.40
112 - 1010 West Georgia St,
Vancouver, B.C.  V6E 2Y2

J R Ing & Associates                        6/2/97            $30,000                   75,000            $.40
1360 W.  32nd
Vancouver, B.C.  V6H 2J3

Linda A.  Massie                            6/2/97            $6,000                    15,000            $.40
4379 Arbutus St,
Vancouver, B.C.  V6J 4S4

Debby Tonn                                  6/2/97            $15,000                   37,500            $.40
4899 Meadfield Rd.
West Vancouver, B.C.
V7W 3E6

Daphne Killas                               6/2/97            $25,000                   62,500            $.40
608-1888 York Ave.
Vancouver, B.C.  V6J 5A7

Chris MacPherson                            6/2/97            $10,000                   25,000            $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C.  V6C 2X8

Rod Morreau                                 6/2/97            $5,000                    12,500            $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C.  V6C 2X8

Wendy Chan                                  6/2/97            $5,000                    12,500            $.40
Suite 3434 - 666 Burrard Street
Vancouver, B.C.  V6C 2X8

TOTAL                                       6/2/97            $750,000                  1,875,000         $.40



     The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs
128(a) or 128(h) of the Securities Rules to the Securities Act.

                                                       1997
                           DATE OF                   CONSIDERATION              NUMBER OF        PRICE PER
                           PURCHASE                                             SHARES           SHARE
----------------------------------------------------------------------------------------------------------------------
Xiao Qing Du               March 3,1997                                         4,000,000
2754 Adanac Street
Vancouver, B.C., V5K 2M9                             ( Exchange for
                                                     ( acquisition of
                                                     ( 100% of stock of
                                                     ( Infornet Investment,
                                                     ( Corp.

Jing Liang                 March 3,1997                                         1,000,000
403-1333 Haro Street
Vancouver, B.C., V6E 1G4

TOTAL                                                                           5,000,000


     The issuance of the shares was made in reliance upon the exemption to Registration contained in Regulation S as amended, to offshore residents, and in Canada pursuant to the exemptions from registration contained in section 55(2)
(4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(b) and or 128(h) of the Securities Rules to the Securities Act.


1999                       OPTION EXERCISE NOTE:

     The Options were granted to persons or entities which had contributed to our company effort in the past. The average closing price of the common stock ten (10) days prior to February 26, 1999 was $0.40.


                                                     DATE OF           CONSIDERATION    PRICE    NUMBER
                                                     PURCHASE                           PER      OF SHARES
                                                                                        SHARE
------------------------------------------------------------------------------------------------------------
1.Lancaster Pacific Investment Ltd.                  4/6/99            $ 88,000         $.40     220,000
  14/F Tung Hip Commercial Building
  244-252 Des Voeux Road C.
  Hong Kong

2.Tandoor Holdings Limited                           4/6/99            $148,000         $.40     370,000
  20D Primrose Mansion
  Taikooshing, Hong Kong

3.S.Y.Marc Hung                                      4/4/99            $ 60,000         $.40     150,000
  6-1200 Brunette Ave.
  Coquitlam, B.C.,
  Canada V3K I G3

4.Kun Wei                                            4/4/99            $132,000         $.40     330,000
  #69 West Gulou Street
  Beijing, P.R.  China

5.Xin Wei                                            4/4/99            $132,000         $.40     330,000
  #2754 Adanac Street
  Vancouver, B.C.
  Canada V5K 2M9

TOTAL                                                                  $ 560,000                 1,400,000

     The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.


1999                                                 PRIVATE PLACEMENT
NAME & ADDRESS                              *NUMBER           CONSIDERATION     DATE OF          PRICE PER
                                            OF SHARES                           PURCHASE         SHARE
                                                                                                 (UNITS)
------------------------------------------------------------------------------------------------------------
Mitsukiku Investments Ltd                   625,000           $625,000          5/19/99          $1.00
PO Box 428
Les Braves House,
Les Banques St.  Peter Port
Guernsey
4V1 3W2

Tandoor Holdings Ltd                        570,000           $570,000          5/19/99          $1.00
20D Primrose
Mansion
Taikooshing
Hong Kong

Richco Investors Inc.                       700,000           $700,000          5/19/99          $1.00
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Development Fund 11 of                      190,000           $190,000          5/19/99          $1.00
Nova Scotia Inc.
c/o Richco Investors Inc.
830-789 West Pender Street
Vancouver B.C.
Canada V6C 1H2

Mr.  Minhas Sayani                          75,000            $75,000           5/19/99          $1.00
PO Box 30020 Dubai
United Arab Emirates

Xerxes Venture Capital Fund Ltd.            50,000            $50,000           5/19/99          $1.00
PO Box 88 I Grenville St.
St.  Helier, Jersey
JE4 9PF UK

                                       91



Goldpac Investment Fund                      40,000           $40,000           5/19/99          $1.00
16D 139 Drake St
Vancouver B.C.
V6Z 2T8 Canada

Nottinghill Resources Ltd.                  50,000            $50,000           5/19/99          $1.00
Mareva House 4 George St.
Nassau, Bahamas

Mr.  Allan Slaughter                        10,000            $ 10,000          5/19/99          $1.00
1368 Madrona Dr.  Bay, B.C.
V9P 9C9 Canada

Mr.  David Atkinson                         7,500             $7,500            5/19/99          $1.00
4590 Keith Rd
West Vancouver B.C.
V7W 1W2 Canada

Mr.  Michael Atkinson                       7,500             $7,500            5/19/99          $1.00
#210 1315 W.  11th Ave.
Vancouver B.C.
V6H 1K7 Canada

Mrs.  Juanita L.  Po                        5,000             $5,000            5/19/99          $1.00
842 Clements Ave.
North Vancouver B.C.
V7R 2K7 Canada

Mr.  Joseph Go and                          10,000            $10,000           5/19/99          $1.00
Mrs.  Babs Po
1045 Montroyal Blvd.
N.  Vancouver 13C
V7R 2H5 Canada

Bradstone Equity Partners Inc.              200,000           $200,000          5/19/99          $1.00
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

403401 B.C.  Ltd.                           150,000           $150,000          5/19/99          $1.00
#638-375 Water St.,
Vancouver B.C.
V6B 5C6 Canada

                                       92



Silver Shadow Investments Ltd.              20,000            $20,000           5/19/99          $1.00
PO Box
546 28-30 The Parade
St.  Helier Jersey
Channel Islands

Cayman Islands Securities Ltd.              80,000            $80,000           5/19/99          $1.00
PO Box 2835 G.T.
Grand Cayman
B.W.I.

Chelsea Capital Corp.                       70,000            $70,000           5/19/99          $1.00
#200-750 W. Pender St.
Vancouver B.C.
V6C 1B5 Canada

Mr. Carlo K. Rahal                          25,000            $25,000           5/19/99          $1.00
6410 Charing Crt.
Burnaby B.C.
V5E 3Y3 Canada

Mr. David M. Lyall                          100,000           $100,000          5/19/99          $1.00
6745 W.  Blvd B.C.
V6P 5R8 Canada

Ms. Linda A. Massie                         10,000            $10,000           5/19/99          $1.00
305-1750 West 13th Ave
Vancouver B.C.
V6J 2H1 Canada

Mr. Patrick Hung                            60,000            $60,000           5/19/99          $1.00
6-1200 Brunette Ave.
Coquitlam B.C.
V3K 1G3 Canada

Ms Chantal Hung                             60,000            $60,000           5/19/99          $1.00
6C Winston Churchill Lane
Curepipe
Mauritius


                                       93


Mr. Marc Hung                               80,000            $80,000           5/19/99          $1.00
6- 1200 Brunette Ave.
Coquittam B.C.
V3K 1G3 Canada

Hare & Co.                                  100,000           $100,000          5/19/99          $1.00
c\o Bank of New York
1 Wall Street - 3rd Floor
New York, N.Y.  10286

Clariden Bank,                              180,000           $180,000          5/19/99          $1.00
Claridestrasse 26,
8002 Zurich
Switzerland

Mr. Brian Findlay                           50,000            $50,000           5/19/99          $1.00
29433 Simpson Rd,
Abbotsford, B.C.
V6C I H9 Canada

Mrs. Hazel L. Allington                     3,500             $3,500            5/19/99          $1.00
4614 Woodgreen Dr.
West Vancouver B.C.
V7S 2V2 Canada

Ms. Sharon Allington                        1,500             $1,500            5/19/99          $1.00
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Orbit Leasing Corp.                         90,000            $90,000           5/19/99          $1.00
310-1324 17th Ave. SW
Calgary Alberta
T2T 5S8 Canada

Taylor Oil Products Ltd.                    80,000            $80,000           5/19/99          $1.00
PO Box 1062 GT Grand Cayman.
B.W.I.

Caribbean Avionics Ltd.                     280,000           $280,000          5/19/99          $1.00
PO Box 599
Carribean Place Providenciales,
Turks & Caicos Is.

                                       94


Yonderiche International                    15,000            $15,000           5/19/99          $1.00
Consultant
102-1318 West 6th Ave.
Vancouver, B.C.
V6H 1A7 Canada

Ms.  Jane Lee Kennedy                       1,500             $1,500            5/19/99          $1.00
1253 Hunter Rd
Delta B.C.
V4L 1Y9 Canada

Mrs. Billee Davidson                        10,000            $10,000           5/19/99          $1.00
3902 West 38th Ave.
Vancouver B.C.
V6N 2Y6 Canada

Mr.  F.  Goelo                              120,000           $120,000          5/19/99          $1.00
PO Box 10910 Grand Cayman
Cayman Islands
B.W.I.

Aberdeen Holdings Ltd.                      50,000            $50,000           5/19/99          $1.00
60 Market Square
Belize City, Belize

Mr.  Ken Aloysius Kow                       16,000            $16,000           5/19/99          $1.00
Ms.  Dannie Kow
2957 East 56 Ave
Vancouver B.C.
V5S 2A2 Canada

Mr.  Floyd Hill                             25,000            $25,000           5/19/99          $1.00
1800-609 Granville St.
Vancouver B.C.
V7S IC4 Canada

Ms.  Linda Collins                          25,000            $25,000           5/19/99          $1.00
3939 W.  38th Ave
Vancouver B.C.
V6N 2Y7 Canada

                                       95


Mr. Patrick C. Lincoln                      5,000             $5,000            5/19/99          $1.00
17 Leacock CT
Thornhill ON
L3T 6X9 Canada

Mr. Rodney B. Johnston                      25,000            $25,000           5/19/99          $1.00
17412-29th Ave.
S.  Surrey B.C.
V4P 9R1 Canada

Mr. L. C. Allington                         50,000            $50,000           5/19/99          $1.00
4614 Woodgreen Dr
West Vancouver B.C.
V7S 2V2 Canada

Mr. Hugh Cooper                             10,000            $10,000           5/19/99          $1.00
425 Rabbit Lane
West Vancouver B.C.
V7S 1J1 Canada

Ms. Sharon Cooper                           40,000            $40,000           5/19/99          $1.00
425 Rabbit Lane
West Vancouver 13C
V7S 1J1 Canada

J.F. Yang Capital Corp.                     250,000           $250,000          5/19/99          $1.00
15 Starling House
Charlbert St.
London NW8 7BS UK

Mr. Brent Petterson                           2,500             $2,500          5/19/99          $1.00
603-1500 Ostler Court,
North Vancouver B.C.
V7G 2S2 Canada

Prism Holdings Inc.                          25,000            $25,000          5/19/99          $1.00
PO Box 150, Design House,
Providenciales,
I Turks & Caicos Islands
B.W.I.

                                       96



Ms. Christine Smith                         10,000            $10,000           5/19/99          $1.00
#314-3738 Norfolk St.
Burnaby B.C.
V5G 4V4 Canada

First Nevisian Stockbrokers Ltd.            40,000            $40,000           5/19/99          $1.00
Barclays Building.  Maw St.
Charlestown Nevis
B.W.I.

Tedburn Ltd.                                150,000           $150,000          5/19/99          $1.00
2C Engineers Road,
Gibraltar

J.R.  Ing Associates                        35,000            $35,000           5/19/99          $1.00
130 Adelaide St.  West
Toronto ON
M5P I G6 Canada

Sirhc Holdings Ltd.                         150,000           $150,000          5/19/99          $1.00
9 Church St.
Hamilton Hm11
Bermuda

A&E Capital Funding Inc.                    250,000           $250,000          5/19/99          $1.00
2300 Yonge St.  Suite 3000
Toronto ON
M4P 1E4 Canada

Thesis Group Inc.                           150,000           $150,000          5/19/99          $1.00
19 Hanover Terrace Regents Park
London
NW1 4RJ UK

Mr. Barry Fraser                            15,000            $15,000           5/19/99          $1.00
1300-777 Dunsmuir St.
Vancouver B.C.
V7Y I K2 Canada

                                       97


Mr. William Adams                           10,000            $10,000           5/19/99          $1.00
PO Box 922
40102 Skyline Pl.
Garibaldi Highlands
Vancouver B.C.
VON 1TO Canada

Mr. Fred TSE                                 40,000           $40,000           5/19/99          $1.00
186 Stevens Dr
West Vancouver B.C.

TOTAL                                    5,5000,000        $5,500,000
                                            shares


         *The Offering consisted of units - each unit containing one share and one warrant. The warrant entitles the holder to purchase one additional common unit of the Issuer at $2.00 per unit on or before March 31, 2001, which unit consists of one common share and one additional warrant to purchase a share of common stock at $5.00 per share on or before March 31, 2002.

         On September 17, 1999, 385,000 units were issued to Richco Investors, Inc. as a consulting fee for structuring the Private Placement.

         The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

                                                              PRICE PER
                                            DATE              SHARE             CONSIDERATION    SHARES
-------------------------------------------------------------------------------------------------------------
Xin Wei
2754 Adanac Street
Vancouver, B.C.  VSK 3M9                    2/20/97           $.001             $750             750,000

Kun Wei
403 No I Blvd
Qianmachang Lane
Gulou Street, West
Beijing, China                              2/20/97           $.001             $450             450,000

Xi-ping Qu
403 - 1333 Haro Street
Vancouver, B.C.  V6E 1G4                    2/20/97           $.001             $300             300,000

                                       98


Nicole Alagich
1400 - 400 Burrard Street
Vancouver, B.C.  V6C 3G2                    2/20/97           $.001             $3               3,000

Terry Johnston
1408 - 4300 Mayberry Street
Burnaby, B.C.  V5H 4A4                      2/20/97           $.001             $3               3,000

Ranjit Bhogal
9042 135 A Street
Surrey, B.C.  V3V 7CS                       2/20/97           $.001             $3               3,000

Bhupinder Mann
1182 East 33rd Ave.
Vancouver, B.C.  V5F 3B3                    2/20/97           $.001             $3               3,000

Charles Grahn
203 - 1386 West 73rd Ave
Vancouver, B.C.  V6P 3E8                    2/20/97           $.001             $3               3,000

Gemsco Management Ltd.
53 Woodland Drive
Delta, B.C.  V4L 2H4                        2/20/97           $.001             $700              700,000

Farmind Link Corp.
2998 Park Lane
West Vancouver, B.C.  V7V 1E9               2/20/97           $.001             $700             700,000

Simon Yuen
19835 64th Avenue
Langley, B.C.  V2Y 11S                       2/20/97          $.001             $700             700,000

Lionel Welch
7 Prince Street
Belize City, Belize                         2/20/97           $.001             $320             320,000

Kathleen Robinson
P.O.  Box 170
Grand Turk
Turks & Caicos Islands, BWI                 2/20/97           $.001             $10              10,000

Mr.  Joseph A.  Gamache
1421 Barber Court
Banning CA 92220                            2/20/97           $.001             $10              10,000

Hartford Capital Corporation
1400 - 400 Burrard Street
Vancouver, B.C.  V6C 3G2                    2/20/97           $.001             $ 45              45,000


     The issuance of the shares was made in reliance upon the exemption contained in Regulation S as amended, to offshore residents and in Canada pursuant to the exemptions from registration contained in section 55(2) (4) and 55 (2) (9) of the Securities Company Act (British Columbia) and/or paragraphs 128(a) or 128(h) of the Securities Rules to the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                                  Item.

3.1  Articles of Incorporation to Placer Technology, Inc.*

3.2  Articles of Amendment to Placer Technology, Inc.*

3.3  Articles  of  Amendment  to Placer  Technology,  Inc. to change name to Xin
     Net.*

3.4  Bylaws to Placer Technology, Inc. (Xin Net)*

3.5  Articles of Incorporation to Infornet (B.C.) Investment Corp. & Amendment.*

3.6 Articles of Incorporation to Micro Express (Hong Kong) and Amendment to change name to Infornet Investment, LTD. *

3.7  Articles of Association Placer Technology Corp. (China)*

5.1  Form of Opinion of Michael A. Littman

10.1 Contract between Xin Hai Technology Development, L.T.D and Infornet Investment, L.T.D. dated August 25, 1997.*

10.2 Cooperative Joint Venture Contract Placer Technologies/Xin Hai.*

10.3 EDUVERSE Non-Exclusive Binding Agreement.*

10.4 "A" warrant certificate*

10.5 "B" warrant certificate*

10.6 Addendum to Agreement/Cooperative Joint Venture*

10.7 Letter  between  Xin  Hai  Technology   Development   L.T.D.  and  Infornet
     Investment, L.T.D. dated April 13, 2000**

10.8 Amendment to Agreement among Placer Technologies Corp. and Xin Hai Technology Development, L.T.D. and Infornet Investment Limited dated April 25, 2000**

23.1 Consent of Michael A. Littman, dated September 29, 2000


23.2 Consent of Auditor, dated December 15, 2000


* Incorporated by reference to Form 10SB Registration Statements filed 1999 and 2000, file #026559

                          FINANCIAL STATEMENT SCHEDULES

(1) Financial statements of Xin Net Corp. (formerly Placer Technologies, Inc.) and subsidiaries

YEAR 1999                                                               PAGE

Cover Page

Index to Financial Statements

Independent Auditors' Report . . . . . . .. . . . . . . . . . . . . . .  F-1

Consolidated Balance Sheet as of December 31, 1999 and 1998 . . . . . .  F-2-F-3

Consolidated Statement of Operations For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . . . . . .  .  F-4

Consolidated Statement of Stockholders' Equity For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . . . . . . .   F-5

Consolidated Statement of Cash Flows For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . .. . . . . . . .  F-6

Notes to the Consolidated  Financial Statements . . . . . . . . . . . . F-7-F-15



Interim Financial Statements for September 30, 2000

Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-16

Consolidated Balance Sheet as of September 30, 2000  . . . . . . . . . . .  F-17

Consolidated Statement of Operations as of September 30, 2000 . .. . . . .  F-18

Consolidated Statement of Stockholders' Equity . .. . . . . . . . . .  . . .F-19

Consolidated Statement of Cash Flows as of September 30, 2000 . .  . . F-20-F-21

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . F-22-F-26


(2)  Financial Statement Schedules:

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes.

ITEM 28.  UNDERTAKINGS

         The undersigned registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement.

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; +

                  (ii) To reflect in the prospectus facts or events arising after the effective date of the registration statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to the information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide certificates in denominations and registered in names as required by Selected Dealers to permit prompt delivery to each purchaser.

         (5)  See  Item  14  for   Registrant's   undertaking  with  respect  to
indemnification.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on January 4, 2001.

                                                 XIN NET CORP.

                                                 BY:/s/S.Y. MARC HUNG
                                                 Its:     President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
------------------------------------------------------------------------------------------------------------
/s/Xiao-qing Du                             Director                                    January 4, 2001
Xiao-qing Du


/s/S.Y. Marc Hung                           President and Director                      January 4, 2001
S.Y.  Marc Hung


/s/Ernest Cheung                            Secretary and Director                      January 4, 2001
Ernest Cheung


/s/Maurice Tsakok                           Director                                    January 4, 2001
Maurice Tsakok

                                       103

                         XIN NET CORP. AND SUBSIDIARIES
                                 Vancouver, BC

                                  AUDIT REPORT

                           DECEMBER 31, 1999 AND 1998

                                 C O N T E N T S

Independent Auditors' Report . . . . . . .. . . . . . . . . . . . . . .  F-1

Consolidated Balance Sheet as of December 31, 1999 and 1998 . . . . . .  F-2-F-3

Consolidated Statement of Operations For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . . . . . .  .  F-4

Consolidated Statement of Stockholders' Equity For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . . . . . . .   F-5

Consolidated Statement of Cash Flows For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . .. . . . . . . .  F-6

Notes to the Consolidated  Financial Statements . . . . . . . . . . . . F-7-F-15

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Clancy and Co., P.L.L.C.           26th Place          Ph:(602) 266-2646
Certified Public Accountants       2601 E. Thomas Rd.  Fax: (602) 224-9496
                                   Suite 110           Email: CLANCYPLLC@aol.com
                                   Phoenix, AZ 85016



                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Xin Net Corp. and Subsidiaries
Vancouver, B.C. V6C 1H2

We have audited the consolidated balance sheet of Xin Net Corp. and Subsidiaries (the Company), as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of Xin Net Corp. and Subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/Clancy  and Co., P.L.L.C.
Phoenix, Arizona

April 14, 2000

                         XIN NET CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1999 AND 1998

ASSETS                                                                               1999              1998
                                                                                     ----              ----

Current Assets

   Cash                                                                              $ 5,293,429        $  336,189
   Investments (Note 3)                                                                  219,185                 0
   Inventory (Note 4)                                                                     99,206                 0
   Other Receivables                                                                     207,388            37,376
   Accrued Interest Receivable (Note 3)                                                   16,078                 0
   Prepaid Expenses                                                                       16,361             2,614
                                                                                          ------             -----
Total Current Assets                                                                   5,851,647           376,179

Property and Equipment, Net  (Note 5)                                                    422,620           227,427

Other Assets

   Organizational Costs, Net (Note 2)                                                        923               969
                                                                                             ---               ---

TOTAL  ASSETS                                                                        $ 6,275,190        $  604,575
                                                                                       =========           =======

   The accompanying notes are an integral part of these financial statements.

                                      F-2

                         XIN NET CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1999 AND 1998


LIABILITIES AND STOCKHOLDERS' EQUITY                                                 1999              1998
                                                                                     ----              ----

Current Liabilities

   Accounts Payable and Other Accrued Liabilities                                     $  162,041        $   20,504
   Capital Lease Obligation, Current Portion (Note 6)                                     58,920                 0
   Unearned Revenue                                                                      118,739            33,312
   Other Advances (Note 7)                                                                     0            20,000
                                                                                         --------           ------
Total Current Liabilities                                                                339,700            73,816

Long Term Liabilities

   Capital Lease Obligation, Noncurrent Portion (Note 6)                                 126,269                 0
                                                                                         -------                 -

Total Liabilities                                                                        465,969            40,504

Commitments and Contingencies (Note 6)                                                      None              None

Stockholders' Equity
   Common Stock: $0.001 Par Value,  Authorized
     50,000,000; Issued and Outstanding, 21,360,000 and
     14,075,000, respectively                                                             21,360            14,075
    Additional Paid In Capital                                                         7,214,025           862,990
    Retained Earnings (Accumulated Deficit)                                          (1,318,945)         (234,918)
    Accumulated Other Comprehensive Loss                                               (107,219)         (111,388)
                                                                                       --------           -------
TOTAL STOCKHOLDERS' EQUITY                                                             5,809,221           530,759
                                                                                       ---------           -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 6,275,190        $  604,575
                                                                                       =========           =======

   The accompanying notes are an integral part of these financial statements.

                                      F-3


                         XIN NET CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


YEAR ENDED, DECEMBER 31:                                               1999                    1998
                                                                       ----                    ----
Revenues
     Internet Access Cards                                                 $813,500               $494,676
     Domain Name Registration                                               168,608                      0
                                                                      -------------           --------------
Total Revenues                                                              982,108                494,676

Costs of Revenues
     Internet Access Cards                                                  131,702                 96,710
     Domain Name Registration                                               106,727                      0
                                                                      -------------            --------------
Total Costs of Revenues                                                     238,429                 96,710
                                                                      -------------            --------------

Gross Profit                                                                743,679                397,966

Expenses

   General and Administrative                                             2,000,719                454,330
                                                                          ---------                -------

Operating Loss                                                          (1,257,040)               (56,364)

Other Income

   Interest Income                                                          173,013                  4,845
                                                                            -------                  -----

Net Loss Available to Common Stockholders                             $ (1,084,027)     $         (51,519)
                                                                         =========                =======

Basic Loss Per Common Share                                             $    (0.06)            $   (0.004)
                                                                             =====                  =====

Basic Weighted Average Common

Shares Outstanding                                                       18,647,411             14,075,000
                                                                         ==========             ==========

 The accompanying notes are an integral part of these financial statements.

                                      F-4


                         XIN NET CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998





                                                                                        Retained          Accumulated
                                                                      Additional       Earnings /            Other
                                                   Common Stock         Paid In        Accumulated       Comprehensive
                                              Shares         Amount     Capital          Deficit         Income (Loss)     Total
                                              ------         ------     -------          -------        -------------      -----
Balance, December 31, 1997,
as restated                                14,075,000      $ 14,075        $822,490       $ (183,399)     $  (111,373)     $ 541,793

Loss, Year Ended December  31, 1998                                                          (51,519)                       (51,519)

Capital Contributions For Past Services                                      40,500                                          40,500

Other Comprehensive Income:

Translation Adjustments                                                                                           (15)          (15)
                                                                                                                -------     --------

Balance, December 31, 1998                 14,075,000        14,075         862,990         (234,918)        (111,388)       530,759

Exercise of Stock Options For
Cash at $.40 Per Share, April               1,400,000         1,400         558,600                                          560,000

Compensatory Cost-Stock Options                                              42,000                                           42,000

Private Placement of Common Stock
for Cash at $1.00 Per Share, May            5,500,000         5,500       5,494,500                                        5,500,000

Offering Costs                                                            (385,000)                                        (385,000)

Common Stock For Services
Rendered at $1.00 Per Share, September        385,000           385         384,615                                          385,000

Capital Contributions For Past Services                                     256,320                                          256,320

Loss, Year Ended December 31, 1999                                                        (1,084,027)                    (1,084,027)

Other Comprehensive Income:
Translation Adjustments                                                                                          4,169         4,169
                                                                                                          ------------    ----------
BALANCE, DECEMBER 31, 1999                 21,360,000      $ 21,360     $ 7,214,025     $ (1,318,945)     $  (107,219)   $ 5,809,221
                                           ==========        ======       =========        =========         ========      =========





   The accompanying notes are an integral part of these financial statements.
                                       F-5

                         XIN NET CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

YEAR ENDED DECEMBER 31,                                                                1999                    1998
                                                                                       ----                    ----

Cash Flows From Operating Activities

   Net Loss                                                                           $(1,084,027)             $  (51,519)
   Adjustments to Reconcile Net Loss to Net Cash
      Depreciation and Amortization                                                         54,181                  47,930
      Recognition of Unearned Revenue From Prior Periods                                  (33,312)                       0
      Capital Contributions For Services Performed                                         256,320                  40,500
      Compensatory Cost - Stock Options                                                     42,000                       0
      Common Stock Issued for Services                                                     385,000                       0
      Translation Adjustments                                                                4,169                    (15)
      Changes in Assets and Liabilities
         (Increase) Decrease in Inventory                                                 (99,206)                       0
         (Increase) Decrease in Other Receivables                                        (170,012)                 (9,314)
         (Increase) Decrease in Prepaid Expenses                                          (13,747)                 (2,614)
         (Increase) Decrease in Accrued Interest Receivable                               (16,078)                       0
          Increase (Decrease) in Accounts Payable                                          141,537                   7,529
          Increase (Decrease) in Unearned Revenue                                          118,739                  33,312
                                                                                           -------                  ------
      TOTAL ADJUSTMENTS                                                                    669,591                 117,328
                                                                                           -------                 -------
Net Cash Provided By (Used In) Operating Activities                                      (414,436)                  65,809

Cash Flows From Investing Activities

   Purchase of Property and Equipment                                                     (34,369)                (86,986)
   Purchase of Investments                                                               (219,185)                       0
                                                                                         --------                        -
Net Cash Flows Used In Investing Activities                                              (253,554)                (86,986)

Cash Flows From Financing Activities

   Proceeds From Sale of Common Stock                                                    6,060,000                       0
   Offering Costs                                                                        (385,000)                       0
   Principal Payments on Capital Lease Obligations                                        (29,770)                       0
   Related Party Advances (Repayments)                                                    (20,000)                  20,000
                                                                                          -------                   ------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                5,625,230                  20,000
                                                                                         ---------                  ------

Increase (Decrease) in Cash and Cash Equivalents                                         4,957,240                 (1,177)
Cash and Cash Equivalents, Beginning of Year                                               336,189                 337,366
                                                                                         ---------                 -------
Cash and Cash Equivalents, End of Year                                                   5,293,429              $  336,189
                                                                                         =========                 =======

Year Ended December 31,                                                                   1999                     1998

Supplemental Information:
Cash paid for:
     Interest                                                                             $  5,055                 $     0
                                                                                          =========                =======
     Income Taxes                                                                         $      0                 $     0
                                                                                          =========                =======

Noncash Investing and Financing:
Capital Contributions For Services Performed                                              $256,320                 $40,500
                                                                                          ========                 =======
Compensatory Cost-Stock Options                                                           $ 42,000                 $     0
                                                                                          ========                 =======
Common Stock Issued for Services                                                          $385,000                 $     0
                                                                                          ========                 =======
Equipment Acquired Under Capital Lease Obligation                                         $214,959                 $     0
                                                                                          ========                 =======

 The accompanying notes are an integral part of these financial statements.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE 1 - ORGANIZATION

         Xin Net Corp. (the Company) was incorporated under the laws of the State of Florida on September 12, 1996, under the name of Placer Technologies, Inc., with an authorized capital of 2,000 shares of common stock with a par value of one cent ($0.01) per share. On December 11, 1996, the Company amended its Articles of Incorporation to increase its capital stock to 50,000,000 shares with a par value of one mil ($0.001) per share. On July 22, 1998, the Company amended its Articles of Incorporation and changed its name to Xin Net Corp. The Company provides internet services in China including internet access and content services, domain name registration, and other value-added services, such as e-commerce, auction, and advertising.

         The Company has two wholly owned subsidiaries: Infornet Investment Limited, (a Hong Kong Corporation) which is a telecommunication and management network company providing financial resources and expertise in telecommunication projects; and Infornet Investment Corp., (a Canadian Corporation), which is engaged in a similar line of business, has 100,000,000 common shares of no par value authorized, with 100 shares issued and outstanding.

         The Company acquired Infornet Investment Limited, formerly Micro Express Limited, at no cost. The name change took place on July 18, 1997.

         During 1997, the Company issued 5,000,000 shares of common stock to acquire the wholly owned subsidiary, Infornet Investment Corp. (Canada), for a total value of $65, representing the organizational costs of filing fees. The shares were issued on March 3, 1997.

         On August 25, 1997, through its wholly owned subsidiary, Infornet Investment Limited (Hong Kong), under the laws of the People's Republic of China, the Company formed an 80% cooperative joint venture called Placer Technologies Corp. (a limited liability company) with Xin Hai Technology Development Ltd. (a People's Republic of China Corporation) (Xin Hai) as a 20% partner, for a term of twenty (20) years. The Company's wholly owned subsidiary, Infornet Investment Limited (Infornet), is obligated to contribute all of the capital of the joint venture. The required capital was initially $525,000 U.S. Dollars and subsequently increased by $1,000,000 by an amendment to the joint venture agreement dated December 15, 1999, for a total registered capital of $1,525,000. The Company has already contributed this figure and no further capital contribution is required from Infornet, however, the Company continues to advance loans to the joint venture as necessary to fund the operations of the business. Our joint venture originally designated distribution of 80% of the profits to Infornet and 20% to Xin Hai, until recoupment of the Company's invested capital. On April 25, 2000, the Company amended our joint venture agreement to reallocate the distribution of profits as 100% to Infornet and 0% to Xin Hai, until Infornet't total investment in our joint venture has been fully recovered by Infornet. On April 13, 2000, the Company amended the joint venture agreement to give the Company control over our joint venture for another fifteen (15) years after the recovery of total investment and interest from the external financing in the joint venture. Infornet has, since inception of our joint venture, and will in the future for fifteen years subsequent to the recovery

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 1 - ORGANIZATION (CONTINUED)
        ------------------------

         of total investment and interest from the external financing, approve all board of directors. Due to the life of the joint venture, twenty
         (20) years, Infornet will control the joint venture for subtantially all of the joint venture life. In accordance with Statement of Financial Accounting Standards ("SFAS") 94, "Consolidation of All Majority-Owned Subsidiaries," the purchase method is used to account for the investment in our joint venture because the Company's Board of Directors is authorized to make all major decisions for the joint venture and all Board of Directors are approved by the Company.
         Therefore, until this point, 100% of the profits and losses are consolidated and no minority interest is recorded. Total advances to our joint venture as of December 31, 1999 and 1998 were $1,558,689 and $424,883, respectively.

         Xin Hai's business consists of upgrading telecommunication technology and services in China. Xin Hai is an experienced Internet Service Provider (ISP) based in Beijing, China. ISP licenses are tightly controlled by the Ministry of Information Industry (MII) and provide a substantial barrier to entry. Xin Hai plans to position itself as a major supplier of Internet services in China by covering the major cities. Our joint venture will be operated in accordance with the laws and regulations in PRC which allow Sino-foreign joint venture companies to construct Internet access networks and to have ownership rights and rights for return on investment, but disallow joint venture companies to operate such networks.

         The Company was classified as a development stage company in prior years.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         METHOD OF ACCOUNTING
         The Company's financial statements are prepared using the accrual method of accounting.

         CASH AND CASH EQUIVALENTS
         Cash equivalents consists of time deposits with original maturities of three months or less.

         INVESTMENTS
         The Company determines the appropriate classification of marketable debt and equity securities at the time of purchase and reevaluates such designation as of each balance sheet date. At December 31, 1999, the Company's had marketable debt securities classified as held-to-maturity, carried at amortized cost, which approximates fair value.

         CONCENTRATION OF CREDIT RISK
         The Company maintains U.S. Dollar cash balances in Canadian banks, that are not insured.

         PRINCIPLES OF CONSOLIDATION
         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Infornet Investment Corp. (Canada) and Infornet Investment Limited (Hong Kong) and the corporate joint venture to include the assets, liabilities, revenues

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         and expenses of all entities over which the Company has control. All significant intercompany transactions and balances have been eliminated in consolidation.

         PURCHASE METHOD
         Investments in companies have been included in the financial report using the purchase method of accounting on the basis of the fair value of the acquired assets less liabilities assumed. The Company retains the acquired companies as subsidiaries. The Company's wholly owned subsidiaries, Infornet Investment Corp. (Canada) and Infornet Investment Limited (Hong Kong), provide similar Internet services to the Canadian and Chinese markets. The Company also consolidates the assets, liabilities, revenues and expenses of our joint venture because it has control over its operating and financing decisions.

         INVENTORY
         Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS AND RETURN ALLOWANCES
         Accounts receivable are shown net of allowances for doubtful accounts and returns which are estimated as a percentage of accounts receivable and sales, respectively, based on prior year's experience.

         PROPERTY AND EQUIPMENT
         Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives, ranging from three to seven years.


         REVENUE RECOGNITION
         Revenue is recognized when earned. The Company's revenue is primarily derived from the sale of nonrefundable subscription services (Internet access usage cards and content services) and domain name registration services. Revenue derived from access and content services is recognized over the period the services are provided. Revenue from domain name registration services is recognized when the customer pays the nonrefundable registration fee. The Company acts as agents for certain accredited registrars of the International Corporation for Assigned Names and Numbers (ICANN) and remits to these registrars an agreed-upon fixed portion of the fees collected from the domain name registrants.

         Other revenues, which are minimal, consist principally of electronic commerce and advertising revenues, and developing web site home pages, are recognized as the services are performed or when the goods are delivered. Additionally, the Company provides consultation and training services as part of its promotional and advertising packages, but no revenues have been derived or recorded from such services.


         COST RECOGNITION
         Cost of revenue includes direct costs to produce and distribute product and direct costs to provide online services, consulting and product support. Selling, general, and administrative costs are expensed as incurred.

         ADVERTISING COSTS
         Advertising costs are expensed as incurred.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         PRODUCT DEVELOPMENT COSTS
         In accordance with SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," computer software costs incurred in the preliminary project stage, such as direct labor and related overhead, and purchased software and computer equipment from third parties, are expensed as incurred. SFAS No 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," does not materially affect the Company.

         AMORTIZATION
         Costs incurred to organize the Company have been capitalized and are amortized using the straight-line method over seven years. Amortization charged to expense during 1999 and 1998 was $46 and $62, respectively.

         USE OF ESTIMATES
         Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

         INCOME TAXES
         The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

         PER SHARE OF COMMON STOCK
         Effective January 1, 1997, basic earnings or loss per share has been computed based on the weighted average number of common shares outstanding. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Diluted weighted average shares outstanding exclude the potential common shares from warrants and stock options because to do so would have been antidilutive. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

         STOCK-BASED COMPENSATION
         The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

         SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         described above, and has adopted the disclosure requirements of SFAS No. 123, effective January 1, 1997.

         FOREIGN OPERATIONS
         The assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of stockholders' equity.

         Transaction gains and losses that arise from exchange rate fluctations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of an foreign currency investment position, are included in the results of operations as incurred.

         BUSINESS SEGMENT INFORMATION
         The Company implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective January 1, 1998. The
         Company's reportable segments are geographic areas that provide Internet services and products.

         CAPITAL STRUCTURE
         The Company has implemented SFAS No. 129, "Disclosure of Information about Capital Structure," effective January 1, 1998, which established standards for disclosing information about an entity's capital structure. The implementation of SFAS No. 129 has no effect on the Company's financial statements

         COMPREHENSIVE INCOME
         The Company has  implemented  SFAS No.  130,  "Reporting  Comprehensive
         Income," effective January 1, 1998, which requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The implementation of SFAS No. 130 required the Company to reclassify translation adjustments as other comprehensive income, as a separate component of stockholders' equity.

         START-UP COSTS
         Effective January 1, 1998, the Company also adopted the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred. This new requirement did not have a significant effect on the financial statements for 1999 or 1998.

         RECLASSIFICATIONS

         Certain prior period amounts have been reclassified to conform to the current year presentation.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         PENDING ACCOUNTING PRONOUNCEMENTS

         It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - INVESTMENTS

         All marketable debt securities were classifed as held-to-maturity and carried at amortized cost. Investments at December 31, 1999, consisted of Canadian Treasury Securities of $316,349 Canadian Dollars, or $219,185 U.S. Dollars, with a maturity date of May 25, 2000. The estimated fair value approximated its amortized cost and therefore, there were no significant unrealized gains or losses. Accrued interest receivable at December 31, 1999, was $5,884.

NOTE 4 - INVENTORY

         Inventory at December 31, 1999, of $99,206 consists of internet access cards, modems, and accessories.

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31:

                                     1999                       1998
                                    ------------------------   ----------------
         Office Equipment           $     8,586                $      3,440
         Equipment                      521,627                     279,551
         Furniture                        5,455                       3,349
                                    ------------------------    ---------------
         Total                          535,668                     286,340
         Less Accumulated Depreciation (113,048)                    (58,913)
                                    ------------------------    ---------------
         Net Book Value              $  422,620                 $   227,427
                                    ========================    ===============

         Depreciation charged to expense for the years ended 1999 and 1998 was $54,135 and $47,868.

NOTE 6 - CAPITAL LEASE OBLIGATION

         The Company leases computer equipment through its wholly owned subsidiary, Infornet Investment Corp., for a term of thirty-six (36) months at approximately $5,719 (Canadian $8,407) per month, payable in advance, through June 30, 2002. The liability includes imputed interest at an average rate of 6.12% per annum. Before the end of the initial lease term, the Company has following options upon one month's written notice: return the leased items, purchase the leased items, or renew the lease. The initial lease term will automatically extend on a month to month basis, under the same terms, until canceled by either party upon one month's written notice.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE 6 - CAPITAL LEASE OBLIGATION (CONTINUED)
         -----------------------------------

         Total minimum lease payments for the year ended December 31:

         2000                                                 $     68,530
         2001                                                       68,530
         2002                                                       65,167
                                                                   --------
                                                                   202,227

         Less:  Amount representing interest                       (17,038)
                                                                   --------
         Present value of minimum lease payment                    185,189
         Less:  current portion                                    (58,920)
                                                                   ---------
         Noncurrent Portion                                   $    126,269
                                                                   ========

NOTE 7 - OTHER ADVANCES

         Other advances of $20,000 at December 31, 1998, represent funds advanced to the Company, bearing no interest and due on demand. The advance was paid in full during April 1999.

NOTE 8 - INCOME TAXES

         There is no current or deferred tax expense for the years ended December 31, 1999 and 1998, due to the Company's loss position. The benefits of timing differences have not been previously recorded. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheet is a result of the following:

         DEFERRED TAXES                                 1999           1998
         -----------------------------------           ----------     ---------
         Net Operating Loss Carryforwards            $ 393,790       $  63,668
         VALUATION ALLOWANCE                          (393,790)        (63,668)
                                                       ----------     ---------
         NET DEFERRED TAX ASSETS                     $       0     $         0
                                                       ==========     =========

         The  Company  has  available  net  operating  loss   carryforwards   of
         approximately $1,100,000 for tax purposes to offset future taxable income, which expire principally in the year 2012.

         Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.


                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 9 - SEGMENT AND GEOGRAPHIC DATA

         The Company's  reportable  segments are  geographic  areas that provide
         Internet services and products to the Chinese markets. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expense not allocated to reportable segments.

                                        CHINA             CANADA                            OTHER                     TOTAL
                                         -----             ------                            -----                     -----
DECEMBER 31, 1999
Revenue                             $        1,067,535      $         0                  $       0               $ 1,067,535
Operating Income (Loss)                       (653,323)         (32,596)                  (443,694)               (1,129,613)
Total Assets                                 2,561,103           20,739                  3,693,348                 6,275,190
Capital Expenditures                           415,012            3,440                      7,253                   425,705
Depreciation/Amortization                       52,323              596                      1,262                    54,180
Interest Income                                  2,239                0                    170,774                   173,013

DECEMBER 31,  1998
Revenue                                     $  527,988          $43,827                    $     0                 $ 571,815
Operating Income (Loss)                        111,181          (22,236)                  (111,997)                  (23,052)
Total Assets                                   593,510            5,759                      5,306                   604,575
Capital Expenditures                           282,900            3,440                          0                   286,340
Depreciation/Amortization                       47,146              784                          0                    47,930
Interest Income                                  3,566            1,279                          0                     4,845


         RECONCILIATION OF SEGMENT INFORMATION - The reconciling item to adjust total revenues to consolidated revenues for 1998 is the amount of revenues recorded on Canada's books (a subsidiary) as management fee income, recorded as an expense on the parent's books, and eliminated in consolidation. Management fee income/expense is $43,827 for the year ended December 31, 1998.

NOTE 10 - WARRANTS

         The Company has issued 5,500,000 warrants as part of the unit private placement in May 1999. Each warrant entitles the holder to purchase, on or before March 31, 2001, one (1) additional unit at a price of $2.00 per unit, each unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) additional common share of the Company at a price of $5.00 per share on or before March 31, 2002.

         The Company has also issued 385,000 warrants as part of the unit private placement in May 1999 to Richco Investors, Inc. for services rendered in structuring and arranging the private placement. Each warrant entitles the holder to purchase, on or before March 31, 2001, one (1)

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



NOTE 10 - WARRANTS (CONTINUED)
          -------------------

         additional unit at a price of $2.00 per unit, each unit consisting of one (1) common share and one (1) additional warrant. The additional warrant entitles the holder to purchase one (1) additional common share of the Company at a price of $5.00 per share on or before March 31, 2002.

         The warrants were not valued because the exercise price of the warrants exceeded the fair market value of the common stock at the date of issuance.

         As of the date of issuance of these financial statements, all of the warrants are outstanding.

NOTE 11 - SUBSEQUENT EVENTS

         On April 25, 2000, the Company amended the joint venture agreement for the distribution of profits as 100% to Infornet and 0% to Xin Hai, until Infornet't total investment in the joint venture has been fully recovered by Infornet. (See Note 1)

                                  XIN NET CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2000

                            (Stated in U.S. dollars)

                                   (Unaudited)



                                    CONTENTS

Interim Financial Statements for September 30, 2000

Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-16

Consolidated Balance Sheet as of September 30, 2000  . . . . . . . . . . .  F-17

Consolidated Statement of Operations as of September 30, 2000 . .. . . . .  F-18

Consolidated Statement of Stockholders' Equity . .. . . . . . . . . . . . . F-19

Consolidated Statement of Cash Flows as of September 30, 2000 . .  . . F-20-F-21

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . F-22-F-27


                                              XIN NET CORP. AND SUBSIDIARIES
                                                CONSOLIDATED BALANCE SHEETS
                                         SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                                       ( Prepared by management and without audit )


Stated in U.S. dollars                                                              2000                     1999
-------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
  Cash                                                           $             2,742,662  $             5,512,614
  Other Receivables                                                              588,134                  223,466
  Inventory (Note 2)                                                             153,769                   99,206
  Prepaid Expenses                                                               363,844                   16,361
                                                                  -----------------------  -----------------------
Total Current Assets                                                           3,848,409                5,851,647
Property and Equipment, Net                                                      976,032                  422,620
Other Assets
  Organizational Costs, Net                                                        2,055                      923
                                                                  -----------------------  -----------------------
Total Assets                                                     $             4,826,496  $             6,275,190
                                                                  =======================  =======================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable and Other Accrued Liabilities                 $               228,146  $               162,041
  Unearned Revenue                                                               982,011                  118,739
Current portion of Obligation under Capital Lease (Note 3)                        60,728                   58,920
                                                                  -----------------------  -----------------------
                                                                               1,270,885                  339,700

Obligation under Capital Lease (Note 3)                                           77,346                  126,269
Commitments and Contingencies (Note 9)
Stockholders' Equity
  Common Stock : $0.001 Par Value
    Authorized : 50,000,000
    Issued and Outstanding : 21,360,010 (1999: 21,360,000)                        21,360                   21,360
  Additional Paid In Capital                                                   7,214,045                7,214,025
  Accumulated Deficit                                                        (3,630,476)              (1,318,945)
  Accumulated Other Comprehensive Income                                       (126,664)                (107,219)
                                                                  -----------------------  -----------------------
Total Stockholders' Equity                                                     3,478,265                5,809,221
                                                                  -----------------------  -----------------------
Total Liabilities and Stockholders' Equity                       $             4,826,496  $             6,275,190
                                                                  =======================  =======================



                                         XIN NET CORP. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                 (Prepared by management and without audited)


                                            Three Months Ended September 30       Nine Months Ended September 30
Stated in U.S. dollars                          2000               1999               2000               1999
----------------------------------------------------------------------------------------------------------------------
Revenue

  Internet Access Cards                             $512,850           $165,679        $1,309,530           $531,768
  Domain Name Registration                           107,822             14,449           607,032             14,449
  E-Solutions                                        261,951             10,502           445,402             10,502
                                         ----------------------------------------------------------------------------
                                                     882,623            190,630         2,361,964            556,719

Cost of Revenue

  Internet Access Cards                               30,749             25,504           213,558             91,400
  Domain Name Registration                            55,624              3,503           206,181              3,503
  E-Solutions                                          8,216                  -            17,673                  -
                                         ----------------------------------------------------------------------------
                                                      94,589             29,007           437,412             94,903
                                         ----------------------------------------------------------------------------
Gross Profit                                         788,034            161,623         1,924,552            461,816

Expenses

   Administration and office                         566,641            222,593         1,397,802            386,392
   Advertising and promotion                         616,931             46,636         1,468,471             46,636
   Amortization                                       47,752             58,474           147,396             62,220
   Salaries, wages and benefits                      321,815             84,352           654,502            113,438
   Telephone and communication                       284,473             17,115           678,872            186,818
                                         ----------------------------------------------------------------------------
                                                   1,837,612            429,170         4,347,043            795,504
                                         ----------------------------------------------------------------------------
Operating Profit (Loss)                          (1,049,578)          (267,547)       (2,422,491)           (333,688)

Other Income

   Interest income                                    35,352             62,767           125,105            108,414
   Interest expense                                  (4,846)            (2,973)          (14,145)            (5,699)
                                         ----------------------------------------------------------------------------
Net Earnings (Loss) Available to
Common Stockholders                             ($1,019,072)         ($207,753)      ($2,311,531)         ($230,973)
                                         ============================================================================
Basic Earnings (Loss) per
Common Shares (Note 5)                               ($0.05)            ($0.01)           ($0.11)            ($0.01)
                                         ============================================================================
Basic Weighted Average Common
Shares Outstanding                                21,360,000         21,033,587        21,360,000         17,733,278
                                         ============================================================================




                                         XIN NET CORP. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000 AND YEAR ENDED DECEMBER 31, 1999
                                  ( Prepared by management and without audit )


                                                                                                      Accumulated
                                                               Stock       Additional                    Other
                                                Common       Amount At      Paid In     Accumulated  Comprehensive
Stated in U.S. dollars                          Shares       Par Value      Capital       Deficit        Income        Total
-----------------------------------------------------------------------------------------------------------------------------------

Balance , December 31, 1998                      14,075,000     $  14,075    $  862,990  $  (234,918)  $  (111,388)    $  530,759

Exercise of Stock Option for cash at $0.40        1,400,000         1,400       558,600                                   560,000
per share in April 1999

Compensatory Cost - Stock Options                                                42,000                                    42,000

Private placement of Common Stock for cash        5,500,000         5,500     5,494,500                                 5,500,000
at $1.00 per share in May 1999

Offering Costs                                                                (385,000)                                 (385,000)

Common Stock for Services Rendered at               385,000           385       384,615                                   385,000
$1.00 per share in September 1999

Capital Contributions for Past Services                                         256,320                                   256,320

Loss for the year ended December 31, 1999                                                 (1,084,027)                 (1,084,027)

Other Comprehensive Income : Translation                                                                      4,169         4,169
Adjustments
                                            --------------------------------------------------------------------------------------
Balance, December 31, 1999                       21,360,000     $  21,360   $ 7,214,025 $ (1,318,945)  $  (107,219)   $ 5,809,221

Exercise of Warrant for cash at $2.00                    10             -            20                                        20
per share in September 2000

Loss for the nine months ended September
30, 2000                                                                                  (2,311,531)                 (2,311,531)

Other Comprehensive Income : Translation                                                                   (19,445)      (19,445)
Adjustments
                                            --------------------------------------------------------------------------------------
Balance, September 30, 2000                      21,360,010     $  21,360   $ 7,214,045 $ (3,630,476)  $  (126,664)   $ 3,478,265
                                            ======================================================================================



                                         XIN NET CORP. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                 ( Prepared by management and without audit )

Stated in U.S. dollars                                                           2000                   1999
--------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net loss                                                     $          (2,311,531) $            (230,973)
  Adjustments to reconcile net loss to net cash
    Provided by (Used in) operating activities
    Depreciation and amortization                                             147,396                 62,220
    Compensatory cost - stock options                                               -                 42,000
    Common stock issued for services                                                -                385,000
    Translation adjustments                                                  (19,445)                      -
    Changes in assets and liabilities
      (Increase) Decrease in other receivables                              (364,668)              (338,908)
      (Increase) Decrease in prepaid expenses                               (347,483)                (6,162)
      Decrease (Increase) in inventory                                       (54,563)               (15,970)
      (Decrease) in accounts payable                                           66,105                358,196
      Increase in unearned revenue                                            863,272                 32,644
                                                                ---------------------- ----------------------
  Net cash provided by (used in) operating activities                     (2,020,917)                288,047
                                                                ---------------------- ----------------------
Cash flows from investing activities
  Purchases of property and equipment                                       (700,670)              (155,009)
  Increase in organizational costs                                            (1,270)                     -
                                                                ---------------------- ----------------------
  Net cash flows used in investing activities                               (701,940)              (155,009)
                                                                ---------------------- ----------------------

Cash flows from financing activities
  Principal payments on capital lease obligations                            (47,115)               (14,838)
  Issuance of common stock                                                         20              6,060,000
  Offering cost                                                                     -              (385,000)
  Related party repayment                                                           -               (20,000)
                                                                ---------------------- ----------------------
  Net cash flows provided by (used in) financing activities                  (47,095)              5,640,162
                                                                ---------------------- ----------------------
Increase (Decrease) in cash and cash equivalents                          (2,769,952)              5,773,200
Cash and cash equivalents - beginning of period                             5,512,614                336,189
                                                                ---------------------- ----------------------
Cash and cash equivalents - end of period                      $            2,742,662 $            6,109,389
                                                                ====================== ======================



                         XIN NET CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                  ( Prepared by management and without audit )

Stated in U.S. dollars                                             2000                 1999
 ---------------------------------------------------------------------------------------------

Supplemental Information :

Cash paid for :
    Interest                                                $    14,145           $    5,699
    Income taxes                                                      -                    -

Noncash investing and financing :
    Common stock issued for services                        $         -           $  385,000
    Compensatory cost - Stock option                                  -               42,000
    Equipment acquired under capital lease obligation                 -              214,959


                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2000 and 1999

                  ( Prepared by management and without audit )


1        Basis of Presentation

         The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of the management all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company's annual consolidated financial statements and the notes thereto for the fiscal year ended December 31, 1999 included in its Annual Report on Form 10-KSB.

         The unaudited condensed consolidated financial statements include Xin Net Corp. and its subsidiaries. Significant inter-company transactions and accounts have been eliminated.

         Certain prior-period amounts have been reclassified to conform to the current period's presentation.


2        Significant Accounting Policies

         Revenue Recognition
         -------------------

         The   Company's   revenue  is  primarily   derived  from  the  sale  of
         nonrefundable subscription services (Internet access usage cards and content services), domain name registration services and e-solutions.

         Revenue derived from Internet access and content services and domain name registration services is recognized over the period the services are provided.

         In the period prior to July 1, 2000 the Company acted as an agent of certain accredited registrars of the Internet Corporation for Assigned Names and Numbers (ICANN) and remitted to these registrars an agreed-on fixed portion of the fees collected for registering international .com, .net and .org domain names. Such domain name revenue was recognized when collected and on a net commission basis. As of July 1, 2000 when the Company itself became fully

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2000 and 1999

                  ( Prepared by management and without audit )


2        Significant Accounting Policies (Continued)

         Revenue Recognition (Continued)
         -------------------------------

         operational as an ICANN-accredited registrar, international domain name revenue is recognized over the period of the services provided.

         The e-solutions revenue consists principally of electronic commerce and advertising revenues, and developing web-site home pages. The revenue is recognized as the services are performed or when the goods are delivered. Additionally, the Company provides consultation and training services as part of its promotional and advertising packages, but no revenues have been derived or recorded from such services.

         Cost Recognition
         ----------------

         Cost of revenue includes direct costs to produce products and provide on-line services.

         Cost in relation to provide Internet access and content services and provide domain name registration in the capacity of a registrar is recognized over the period of services provided.

         Cost in relation to e-solutions is recognized as the services are performed or when the goods are delivered.

3        Inventory

         Inventory at September 30, 2000, of $153,769, consists of computer equipment, peripherals, modems, Internet access cards and accessories.


4        Capital Lease Obligation

         The Company leases computer equipment, through its wholly owned subsidiary company Infornet Investment Corp., repayable at approximately $5,719 (CND 8,407) per month to June 30, 2002. The liability includes imputed interest at an average rate of 6.12% per annum.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2000 and 1999

                  ( Prepared by management and without audit )


4        Capital Lease Obligation (Continued)

                Total minimum lease payments
                for the year ended September 30

                                       2001                   $          66,943
                                       2002                              80,544
                                                                ----------------
                                                                        147,487
                Less : Amount representing interest                     (9,413)
                                                                ----------------
                Present value of minimum lease payment                  138,074
                Less : Current portion                                 (66,943)
                                                                ----------------
                                                              $          71,131
                                                                ================


5        Stockholders' Equity

         On September 29, 2000, the shareholders at the price of $2 each exercised ten warrants.

         As at September 30, 2000, 5,884,990 Series A warrants are outstanding. Each warrant entitles the holder to purchase, on or before March 31, 2001, one additional unit of common share at a price of $2.00 per unit, each unit consisting of one common share and one Series B warrant. The Series B warrant entitles the holder to purchase one additional common share at a price of $5.00 per share on or before March 31, 2002.

         As at September 30, 2000, 10 Series B warrants are outstanding. Each warrant entitles the holder to purchase one common share at a price of $5.00 per share on or before March 31, 2002.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2000 and 1999

                  ( Prepared by management and without audit )


6        Earnings Per Share

         Basic earnings per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

         The following table sets forth the computations of shares and net earnings used in the calculation of basic earnings per share for the third quarter and the nine-month periods ended September 30, 2000 and 1999 :

                                                        Three months ended          Nine months ended
                                                     09/30/00      09/30/99      09/30/00        09/30/99
                                                     --------      --------      --------        --------

         Net income (loss) for the period          $ (1,019,072)   $ (207,753)   $ (2,311,531)   $ (230,973)

         Weighted-average shares outstanding         21,360,000    21,033,587      21,360,000     17,733,278

         Basic earnings per share                      $  (0.05)      $ (0.01)      $  (0.11)     $  (0.01)
                                                       =========      ========      =========     =========

         Diluted earnings per share                    $  (0.05)      $ (0.01)      $  (0.11)     $  (0.01)
                                                       =========      ========      =========     =========


         Due to the loss for the three-month and nine-month periods ended September 30, 2000 and 1999, the effect of outstanding options and warrants was not included as the effect would be anti-dilutive.


7        Segment and Geographic Data

         The Company's reportable segments are geographic areas that provide internet services and products to the Chinese markets. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expenses not allocated to reportable segments.

                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2000 and 1999

                  ( Prepared by management and without audit )

7        Segment and Geographic Data (cont'd)

         For 3 months ended 9/30/2000           China         Canada         Other          Total
         ----------------------------           -----         ------         -----          -----
         Revenue from customers                  $ 882,623      $   -        $    -        $882,623
         Interest revenue                              400         56        34,896          35,352
         Inter-segment revenue                           -          -             -               -
         Operating income (loss)                 (978,164)    (5,657)      (70,603)     (1,054,424)
         Total assets                            2,755,732     18,426     2,052,338       4,826,496


         For 3 months ended 9/30/1999           China         Canada         Other          Total
         ----------------------------           -----         ------         -----          -----
         Revenue from customers               $ 190,630         $   -        $    -        $190,630
         Interest revenue                             -             -        62,767          62,767
         Inter-segment revenue                        -             -             -               -
         Operating income (loss)              (129,363)      (76,967)      (64,190)       (270,520)
         Total assets                         1,901,305       253,995     4,890,529       7,045,829


         For 9 months ended 9/30/2000            China         Canada         Other           Total
         ----------------------------            -----         ------         -----           -----
         Revenue from customers              $2,361,964         $   -         $    -      $2,361,964
         Interest revenue                         1,249            56        123,800         125,105
         Inter-segment revenue                        -             -              -               -
         Operating income (loss)            (2,141,893)      (18,315)      (276,428)     (2,436,636)
         Total assets                         2,755,732        18,426      2,052,338       4,826,496


         For 9 months ended 9/30/1999           China         Canada         Other           Total
         ----------------------------           -----         ------         -----           -----
         Revenue from customers               $ 556,719         $   -         $    -        $556,719
         Interest revenue                             -             -        108,414         108,414
         Inter-segment revenue                        -             -              -               -
         Operating income (loss)               (49,084)     (111,146)      (179,157)       (339,387)
         Total assets                         1,901,305       253,995      4,890,529       7,045,829



                         XIN NET CORP. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2000 and 1999

                  ( Prepared by management and without audit )


8        Total Amount Advanced to Joint Venture

         As at September 30, 2000, the total amount advanced to the joint venture project is $2,588,021.

         The registered capital of the joint venture has been increased by $225,000 to $1,750,000 and the amount was fully contributed on September 18, 2000.


9        Property and Equipment

           Property and equipment consists of the following :

                      September 30, 2000 December 31, 1999


           Office equipment                           211,250             8,586

           Equipment                                  919,833           521,627

           Furniture                                   28,912             5,455
                                           -------------------------------------
           Total                                    1,159,995           535,668

           Less : Accumulated depreciation          (183,963)          (113,048)
                                           -------------------------------------

           Net book value                             976,032           422,620
                                           =====================================


         The depreciation expense charged to operations for the nine-month period is $147,258.


10             Commitments and Contingencies

         The Company issued a standby letter of credit in sum of $100,000 as security deposit to a domain name registrar in June 2000. The standby letter of credit is secured by the same amount of fixed deposit maintained at a bank and will expire on June 30, 2001.

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  XIN NET CORP.
               (Exact name of Registrant as specified in charter)

                                    EXHIBITS


                                  EXHIBIT INDEX
Exhibit
No.           Item

3.1  Articles of Incorporation to Placer Technology, Inc.*

3.2  Articles of Amendment to Placer Technology, Inc.*

3.3  Articles  of  Amendment  to Placer  Technology,  Inc. to change name to Xin
     Net.*

3.4  Bylaws to Placer Technology, Inc. (Xin Net)*

3.5  Articles of Incorporation to Infornet (B.C.) Investment Corp. & Amendment.*

3.6 Articles of Incorporation to Micro Express (Hong Kong) and Amendment to change name to Infornet Investment, LTD. *

3.7  Articles of Association Placer Technology Corp. (China)*

5.1  Form of Opinion of Michael A. Littman

10.1 Contract  between  Xin  Hai  Technology  Development,  L.T.D  and  Infornet
     Investment, L.T.D. dated August 25, 1997.*

10.2 Cooperative Joint Venture Contract Placer Technologies/Xin Hai.*

10.3 EDUVERSE Non-Exclusive Binding Agreement.*

10.4 "A" warrant certificate*

10.5 "B" warrant certificate*

10.6 Addendum to Agreement/Cooperative Joint Venture*

10.7 Letter  between  Xin  Hai  Technology   Development   L.T.D.  and  Infornet
     Investment, L.T.D. dated April 13, 2000*

10.8 Amendment  to  Agreement  among  Placer  Technologies  Corp.  and  Xin  Hai
     Technology Development,  L.T.D. and Infornet Investment Limited dated April
     25, 2000*

23.1 Consent of Michael A. Littman, dated September 29, 2000


23.2 Consent of Auditor, dated December 15, 2000


*Incorporated by reference to Form 10SB  Registration  Statements filed 1999 and
2000, file #026559

                                       105
